                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT / /       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         Bolt Beranek and Newman, Inc.
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement if other than the registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

LOGO                                              BOLT BERANEK AND NEWMAN INC.
                                                  150 CAMBRIDGEPARK DRIVE
                                                  CAMBRIDGE, MASSACHUSETTS 02140

                                                              SEPTEMBER 29, 1995

Dear Shareholder:

     You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Bolt Beranek and Newman Inc. The Annual Meeting will be held in the Enterprise Room, 5th floor, State Street Bank Building, 225 Franklin Street, Boston, Massachusetts, on Monday, November 6, 1995, at 10:30 a.m.

     As set forth in the accompanying Notice and Proxy Statement, the primary business to come before this year's Meeting will include not only the election of directors, but also a proposal to increase the number of shares available under the Company's 1986 Stock Incentive Plan as well as the approval of amendments to the plan as it relates to options for non-employee directors of the Company, and a proposal to change the name of the Company to "BBN Corporation". The enclosed Proxy Statement fully describes these proposals, as well as other items to come before the Annual Meeting. We urge you to review the Proxy Statement carefully.

     We appreciate your continuing interest in the business of the Company and I personally hope that many of you will plan to attend this year's Annual Meeting.

     Whether or not you are able to attend, it is important that your shares be represented at the Annual Meeting. You are urged to vote, and then to sign, date, and mail the enclosed proxy card promptly.

     Very truly yours,

                               GEORGE H. CONRADES
                                 President and
                            Chief Executive Officer

                          BOLT BERANEK AND NEWMAN INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                NOVEMBER 6, 1995

To the Shareholders of
  BOLT BERANEK AND NEWMAN INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bolt Beranek and Newman Inc. will be held in the Enterprise Room, 5th floor, State Street Bank Building, 225 Franklin Street, Boston, Massachusetts on Monday, November 6, 1995, at 10:30 a.m. (local time) for the following purposes:

          1. To elect two directors to serve as a class of directors, each for a term of three years and until his or her successor is chosen and qualified.

          2. To amend the Company's 1986 Stock Incentive Plan by increasing the number of shares available under the Plan from 3,000,000 shares to 3,850,000 shares; and to authorize the issuance of the additional shares of Common Stock under the Plan.

          3. To further amend the Company's 1986 Stock Incentive Plan to provide that options granted to non-employee directors under the Plan may be exercised in whole following retirement as a result of reaching mandatory retirement age or as a result of long-term disability of the director.

          4. To amend the Company's Restated Articles of Organization to change the corporate name to "BBN Corporation".

          5. To ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors of the Company for the fiscal year ending June 30, 1996.

          6. To consider and act upon any matters incidental to the foregoing purposes, or any of them, and any other matters which may properly come before the meeting and at any or all adjourned sessions thereof.

     The Board of Directors has fixed the close of business on September 14, 1995 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Whether or not you expect to attend the meeting, you are urged to complete and sign the accompanying form of proxy and return it promptly in the enclosed envelope.

                                            NANCY J. NITIKMAN
                                            Clerk

Cambridge, Massachusetts
September 29, 1995

BOLT BERANEK AND NEWMAN INC.
150 CAMBRIDGEPARK DRIVE
CAMBRIDGE, MASSACHUSETTS 02140
TELEPHONE (617) 873-2000

                                PROXY STATEMENT

     The enclosed form of proxy is solicited on behalf of the Board of Directors of Bolt Beranek and Newman Inc. (the "Company" or "BBN") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Enterprise Room, 5th floor, State Street Bank Building, 225 Franklin Street, Boston, Massachusetts on Monday, November 6, 1995, at 10:30 a.m., and at any and all adjourned sessions thereof. A proxy once given may be revoked by a shareholder, at any time before it is voted, by returning to the Company another properly signed proxy representing such shares and bearing a later date, or by otherwise delivering a written revocation to the Clerk of the Company. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Annual Meeting.

     It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about September 29, 1995.

     In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. As of September 14, 1995, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding and entitled to vote 17,534,365 shares of Common Stock, $1.00 par value. Each such share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting.

     The presence (in person or represented by proxy) of the holders of a majority in interest of the issued and outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the Annual Meeting.

     The nominees for election as directors at the Annual Meeting who receive a plurality of the votes properly cast for the election of directors shall be elected directors. The affirmative vote of a majority of the votes properly cast upon the question is required for the approval of the increase in the number of shares available (and the authorization of their issuance) under the 1986 Stock Incentive Plan (Item 2 of the accompanying Notice), and the approval of amendments to the 1986 Stock Incentive Plan as it relates to options for non-employee directors (Item 3 of the accompanying Notice), although in order to list on the New York Stock Exchange the additional shares to be issuable under the 1986 Stock Incentive Plan, the total votes cast on Item 2 of the accompanying Notice must represent over 50% in interest of all shares entitled to vote on the proposal. The language of Section 162(m) of the Internal Revenue Code, as it pertains to shareholder approval of proposals such as Item 2, requires that approval by a "majority of the vote in a separate shareholder vote" be received on a proposal; final interpretive regulations under Section 162(m) have not yet been issued. The affirmative vote of a majority of all shares outstanding and entitled to vote on the proposal is required for the authorization to change the corporate name (Item 4 of the accompanying Notice). The affirmative vote of a majority of the votes properly cast upon the question is required for the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors for the Company for 1995 (Item 5 of the accompanying Notice). The Company will count the total number of votes cast "for" approval of Items 2, 3, 4, and 5 for purposes of determining whether sufficient affirmative votes have been cast.

     The Company will count shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers and nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have the discretionary voting power in the particular matter) on any other matter, only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes, abstentions, or broker non-votes will be counted as "cast". As a result none of the withheld votes, abstentions, or broker non-votes will have any effect (outside of the NYSE listing requirements) on the outcome of voting on the proposals in Items 2, 3, and 5 of the accompanying Notice, even though persons analyzing the results of the voting on those Items may interpret the results differently. Such withheld votes, abstentions, or broker non-votes will have the effect of voting against the proposal in Item 4 of the accompanying Notice.

     The Annual Report of the Company, including consolidated financial statements for the year ended June 30, 1995, is being mailed to the Company's shareholders with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material.

                           1.  ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes of directors, with each class having a staggered three-year term. The total number of directors is divided among the three classes so that, as nearly as may be possible, each of the classes has the same number of directors. As a result of action taken at the 1994 Annual Meeting, the Board currently consists of seven directors.

     Consistent with Massachusetts law and notwithstanding any inconsistent terms of the Company's Bylaws superseded by the law, for purposes of election at the Annual Meeting, the Board has fixed the number of directors at seven. As a result, two directors are to be elected at the Annual Meeting as Class III directors, with terms which expire at the annual meeting to be held in 1998. The Board has nominated Lucie J. Fjeldstad and Andrew L. Nichols for election as Class III directors, as listed below.

     The current terms of office of the Class I and Class II directors do not expire this year, and each of the directors in these classes continues in office. Such directors' current terms expire in 1996 and 1997, respectively.

     Each director will continue in office until his or her term expires and until his or her successor is chosen and qualified, or until earlier death, removal, or resignation.

     Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates for the election to the Board of Directors as Class III directors of the two nominees listed below.

     Management knows of no reason why either nominee should not be available for election to the Board of Directors at the time of the Annual Meeting. However, should either of the nominees not be available, it is the intention of the persons named as proxies to act with respect to the filling of that office by voting the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as they may, in their discretion, determine. In no event will the proxy be voted for any number of directors greater than two.

BIOGRAPHICAL INFORMATION

     The biographical information that follows includes (1) the name and age of each nominee as a Class III director and for each director continuing in office,
(2) the principal occupation or employment of each during the past five years,
(3) the period during which each has served as a director of the Company, (4) the principal other directorships held by each, (5) the number of whole shares of Common Stock of the Company beneficially owned by each (as determined under the rules and regulations of the Securities and Exchange Commission), directly or indirectly, as of September 14, 1995, based upon information furnished by the nominee or director, (6) the percentage of the class outstanding so owned by each (where such percentage exceeds 1%), and (7) the date of the expiration of the term for which the nominees are candidates and for which the continuing directors hold office, and the class designation. Except as otherwise indicated, beneficial ownership consists of sole voting and investment power. Each of the nominees for election as a Class III director is currently a director of the Company, in Ms. Fjeldstad's case upon election on August 17, 1994 by action of the Board to fill a vacancy created by a resignation, and in Mr. Nichols' case upon election most recently by the shareholders at the 1992 Annual Meeting.

                                                                                        SHARES OF COMMON
                                                                                       STOCK BENEFICIALLY
                                                                                          OWNED AS OF
                                                                             TERM        SEPTEMBER 14,
                                                               DIRECTOR    EXPIRES/          1995;
            NAME AND PRINCIPAL OCCUPATION               AGE     SINCE       CLASS       PERCENT OF CLASS
------------------------------------------------------  ---    --------    --------    ------------------
NOMINEES FOR DIRECTOR:
*   Lucie J. Fjeldstad................................  51       1994        1998/             1,750(2)
       President of the Video and Networking Division                         III
       of Tektronix Inc. (1)
+   Andrew L. Nichols.................................  59       1978        1998/            13,650(4)
       Partner of Choate, Hall & Stewart (3)                                  III
DIRECTORS CONTINUING IN OFFICE:
+   John M. Albertine.................................  51       1986        1997/            33,104(7)
       Chairman of the Board and Chief Executive                               II
       Officer of Albertine Enterprises, Inc. (5)(6)
    George H. Conrades................................  56       1993        1996/           377,202(9)
       President and Chief Executive Officer (8)                                I               2.1%
*   George N. Hatsopoulos.............................  68       1990        1996/            11,750(11)
       Chairman of the Board, President, and Chief
          Executive                                                             I
       Officer of Thermo Electron Corporation (10)
    Stephen R. Levy...................................  55       1973        1996/           435,991(13)
       Chairman of the Board (12)                                               I               2.5%
*+  Roger D. Wellington...............................  68       1981        1997/            36,303(15)
       Consultant (14)                                                         II

---------------
+ Member of the Audit Committee of the Board of Directors.
* Member of the Compensation and Stock Option Committee of the Board of
  Directors.

 (1) Ms. Fjeldstad has been the President of the Video and Networking Division of Tektronix Inc., a manufacturer of printers, displays, test instrumentation, and video equipment, since January 1995. During 1993 and 1994, she was President and Chief Executive Officer of Fjeldstad International, computing, telecommunications, media/entertainment, and consumer electronics industries consultants. Prior to that time, she had been employed for 25 years at International Business Machines Corporation. During her employment with IBM, Ms. Fjeldstad held a number of senior technical and management positions, including most recently corporate vice president, and general manager of multimedia (1992 to 1993); corporate vice president, and president of the multimedia and education division (1990 to 1992); and corporate vice president, and general manager of the general and public and academic section (1988 to 1990).

 (2) The shares shown as owned beneficially by Ms. Fjeldstad include 750 shares as to which Ms. Fjeldstad has the right to acquire ownership through the exercise of those options, held by her under the stock option plans of the Company, which are exercisable within 60 days of September 14, 1995.

 (3) Mr. Nichols has been a partner of the law firm of Choate, Hall & Stewart, Boston, Massachusetts, since 1969.

 (4) The shares shown as owned beneficially by Mr. Nichols include 900 shares owned by a partnership of which Mr. Nichols is a general partner and in which he has a 50% beneficial interest, and 10,750 shares as to which Mr. Nichols has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 14, 1995.

 (5) Dr. Albertine has been Chairman of the Board and Chief Executive Officer of Albertine Enterprises, Inc., economic and public policy consultants, since its organization by him in 1990. Dr. Albertine is also


     Chairman of the Board of JIAN Group Holdings, LLC, a financial services consulting and holding company. Dr. Albertine was Vice Chairman of the Board of Farley Inc., a diversified manufacturing company, from 1986 to 1990, and Vice Chairman of the Board of its affiliate, Fruit of the Loom, Inc., a manufacturer of personal apparel, from 1987 to 1990. Dr. Albertine also held the office of Vice Chairman of the Company of West Point-Pepperell Inc., a textile manufacturer and an affiliate of Farley Inc., from 1989 to 1990. Dr. Albertine is a director of Thermo Electron Corporation and American Precision Industries, Inc.

 (6) In July 1991, an involuntary petition was filed against Farley Inc., of which Dr. Albertine was Vice Chairman of the Board from 1986 to 1990, under Chapter 7 of the Federal bankruptcy laws. In September 1991, Farley Inc. converted the Chapter 7 proceeding into a Chapter 11 reorganization, and a plan of reorganization was confirmed in December 1992. Also in 1992, Farley Inc.'s holdings in West Point-Pepperell Inc., of which Dr. Albertine served as Vice Chairman of the Company from 1989 to 1990, was financially restructured by exchanging equity for debt forgiveness, as part of a so-called "pre-packaged" Chapter 11 bankruptcy reorganization of the Farley Inc. affiliate owning West Point-Pepperell. Dr. Albertine had also served as Vice Chairman of the Farley Inc. affiliate owning West Point-Pepperell from 1989 to 1990.

 (7) The shares shown as owned beneficially by Dr. Albertine include 324 shares owned by Dr. Albertine's spouse, as to which shares Dr. Albertine disclaims beneficial ownership, and 10,750 shares as to which Dr. Albertine has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 14, 1995. The shares shown as owned beneficially also include 16,496 shares represented by units allocated under the Company's deferred compensation plan for non-employee directors entitling Dr. Albertine as of July 1, 1995 to receive that number of shares on or after his deferral termination date.

 (8) Mr. Conrades has been the President and Chief Executive Officer of the Company since January 1994. Prior to that time, he had been employed for over 30 years at International Business Machines Corporation. During his employment with IBM, Mr. Conrades held a number of marketing-management and general-management positions, including most recently senior vice president, corporate marketing and services and general manager of IBM United States, with responsibility for all of that company's customer-related operations in the United States, including hardware, software, maintenance, and services. Mr. Conrades retired from IBM in March 1992, and after that time and prior to his appointment as President of the Company, Mr. Conrades was consulting in venture capital businesses and was on the board of directors of several small technology ventures, including a subsidiary of the Company. Mr. Conrades is a director of Westinghouse Electric Corporation, Pioneer Companies, Inc. and CRA Managed Care, Inc.

 (9) The shares shown as owned beneficially by Mr. Conrades comprise 27,202 shares owned jointly with his spouse, as to which shares Mr. Conrades and his spouse share voting and investment power, and 350,000 shares as to which Mr. Conrades has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 14, 1995. Mr. Conrades also owns $50,000 principal amount of the Company's 6% Convertible Subordinated Debentures due 2012.

(10) Dr. Hatsopoulos is the founder and has been Chairman of the Board, President, and Chief Executive Officer of Thermo Electron Corporation, a manufacturer (including through subsidiaries) of analytical instruments, cogeneration systems, biomedical products, and industrial processing equipment, and a provider of environmental and engineering services worldwide, since 1956. Dr. Hatsopoulos is a director of Thermedics Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo Process Systems Inc., and ThermoTrex Corporation.

(11) The shares shown as owned beneficially by Dr. Hatsopoulos comprise 1,000 shares owned jointly with his spouse, as to which shares Dr. Hatsopoulos and his spouse share voting and investment power, and 10,750 shares as to which Dr. Hatsopoulos has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 14, 1995.

(12) Mr. Levy has been an officer of the Company since 1970, serving as President and Chief Executive Officer from 1976 to 1983; as Chairman of the Board and Chief Executive Officer from 1983 to 1993; as Chairman of the Board, President, and Chief Executive Officer in 1993; and as Chairman of the Board from 1994. Mr. Levy has announced his retirement as an officer and employee of the Company, effective November 6, 1995.

(13) The shares shown as owned beneficially by Mr. Levy include 32,995 shares held in his participant account under the BBN Retirement Trust, and 202,500 shares as to which Mr. Levy has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 14, 1995. On September 15, 1995 Mr. Levy acquired, net of shares utilized in connection with the exercise, an aggregate of an additional 70,554 shares of Common Stock by exercise of vested options for 154,500 shares. Following the exercise, Mr. Levy has the right to acquire ownership through the exercise of those remaining options held by him under the stock option plans of the Company, which are exercisable within 60 days of September 14, 1995, of 48,000 shares. In addition, under the retirement agreement entered into with Mr. Levy, the exercisability of Mr. Levy's option for 25,000 shares of Common Stock of the Company granted in June 1995 has been accelerated to become exercisable in full on November 3, 1995.

(14) Mr. Wellington serves as President and Chief Executive Officer of Wellington Consultants, Inc. and of Wellington Associates, international business consulting firms he founded in 1994 and 1989, respectively. Prior to 1989, Mr. Wellington served as Chairman of the Board of Augat Inc., a manufacturer of electromechanical components, for more than five years. Prior to 1988, he also held the positions of President and Chief Executive Officer of Augat Inc. Mr. Wellington is a director of Thermo Electron Corporation.

(15) The shares shown as owned beneficially by Mr. Wellington include 10,750 shares as to which Mr. Wellington has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 14, 1995. The shares shown as owned beneficially also include 19,553 shares represented by units allocated under the Company's deferred compensation plan for non-employee directors entitling Mr. Wellington as of July 1, 1995 to receive that number of shares on or after his deferral termination date.

BOARD OF DIRECTORS AND COMMITTEE ORGANIZATION

     During the Company's fiscal year ended June 30, 1995, the Board of Directors of the Company held a total of 12 meetings. Each director who was not a full-time employee of the Company received an annual retainer of $10,000 for services as a director, plus $750 for each Board meeting attended by him during the year and for each date (other than the date of a meeting of the Board) on which he attended one or more meetings of committees of the Board, plus $375 for each date of a meeting of the Board on which he also attended one or more separate meetings of committees of the Board. Each incumbent director attended not less than 75% of the aggregate of the meetings of the Board and of the committees of which he was a member held during the fiscal year ended June 30, 1995.

     Under the Company's deferred compensation plan, each non-employee director has the option to make an annual election to defer his or her compensation as a director and to receive the deferred amounts in shares of the Company's Common Stock, either after the individual ceases to be a director or after the individual retires from his or her principal occupation. Deferred compensation is credited in units of stock of the Company, based on the value of the Common Stock at the time so credited. Messrs. Albertine and Wellington currently participate in this plan; at July 1, 1995, the two individuals had units under the plan entitling them to an aggregate of 36,049 shares of Common Stock.

     Audit Committee. The Audit Committee of the Board of Directors held 4 meetings during the fiscal year ended June 30, 1995. In general, the function of the Audit Committee is to recommend to the Board of Directors the engagement or discharge of the independent auditors; to consider with the independent auditors the scope of their audit and their audit fees; to review with the independent auditors the scope and results of their audit and their report and management letters; to review non-audit professional services by generic classification to be provided by the independent auditors, to review the magnitude of the range of fees for such non-audit services, and to consider the independence of the independent auditors; to review with the independent auditors and with the internal auditors and management of the Company, the Company's policies and procedures with respect to internal auditing, accounting, and financial controls; and to review the financial reporting and accounting standards and principles of the Company. Messrs. Albertine, Nichols, and Wellington, none of whom is or has been an officer or employee of the Company, currently serve as the Audit Committee.

     Compensation Committee; Compensation Committee Interlocks and Insider Participation. The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") held 8 meetings during the fiscal year ended June 30, 1995. In general, the function of the Compensation Committee is to administer the executive compensation and incentive compensation and stock option programs of the Company; to establish the compensation of the chief executive officer of the Company; to review salary and incentive bonus awards for other executive officers; and to award stock options.

     Ms. Fjeldstad and Messrs. Hatsopoulos and Wellington currently serve on the Compensation Committee. None of these individuals is or has been an officer or employee of the Company.

     Customer Relationships Committee. The Board of Directors has a standing Customer Relationships Committee, the function of which, in general, is to monitor customer relationship processes, and to evaluate customer satisfaction criteria. Ms. Fjeldstad and Messrs. Nichols and Wellington currently serve on the Customer Relationships Committee.

     Nominating Committee. The Board of Directors has not appointed a standing nominating committee.

                 2.  PROPOSAL TO AMEND THE 1986 STOCK INCENTIVE
                      PLAN RELATIVE TO INCREASE IN SHARES

GENERAL

     For a number of years, the Company has utilized stock options in its overall compensation program. The most recent option plans in the Company's option program are the Company's 1983 Stock Option Plan and its 1986 Stock Incentive Plan (the "1986 Plan"). No further options may be granted under the Company's 1983 Stock Option Plan. As of September 14, 1995, under the 1983 and 1986 plans, options to purchase an aggregate of 2,051,472 shares had been exercised, options to purchase 2,477,950 shares were outstanding and held by an aggregate of 184 individuals, and 223,174 shares were available on that date for the grant of future options under the 1986 Plan. Up to 2,366,962 additional shares could become available for options under the 1986 Plan if those options outstanding on September 14, 1995 under the 1986 Plan lapse or terminate.

     Under current accounting rules, neither the grant nor the exercise of stock options of the type typically granted by the Company results in a charge against the Company's earnings. However, the Financial Accounting Standards Board is considering new accounting rules for the treatment of stock options, which could require the Company in the future to disclose the cost of stock option compensation. Under current accounting rules, other types of awards permitted under the 1986 Plan although not used by the Company to date, including SARs and performance stock rights, may if used result in charges against the Company's earnings.

PROPOSAL

     The Company's shareholders approved and adopted the 1986 Plan at the Company's 1986 Annual Meeting. The 1986 Plan has been amended, and additional shares authorized for issuance by action of the shareholders, most recently at the 1994 Annual Meeting. The 1986 Plan permits the granting to selected key employees of the Company and its subsidiaries (and, to a limited extent, to non-employee directors of the Company) and to other key persons, of a variety of stock and stock-based awards (collectively, the "Awards"), including stock options; automatic stock option grants to non-employee directors; the award of restricted and unrestricted shares; the granting of rights to receive cash or shares on a deferred basis or based on performance; the granting of rights to receive cash or shares in respect of increases in the value of the Common Stock ("SARs"); cash payments (so-called "tax offset payments") sufficient to offset the Federal income taxes of participants resulting from transactions under the 1986 Plan; loans to participants in connection with awards; and other stock-based awards, including the sale or award of convertible securities, that meet the requirements of the 1986 Plan. Under the 1986 Plan as currently in effect, an aggregate of 3,000,000 shares of Common Stock of the Company is authorized for issuance. Of these, 150,000 are reserved for issuance under stock options granted or to be granted to non-employee directors. The maximum number of shares for which any individual (other than a non-employee director) may be granted options or stock appreciation rights under the 1986 Plan during the period July 1, 1994 through December 1, 1999 is 750,000. Of the shares currently authorized for issuance under the 1986 Plan other than for non-employee directors, as of September 14, 1995 404,864 shares have been issued, and 2,311,962 shares are subject to outstanding options, leaving 133,174 shares currently available for option grants other than to non-employee directors. Of the 150,000 shares currently authorized for issuance under the 1986 Plan for non-employee directors, 5,000 shares have been issued, and 55,000 shares are subject to outstanding options, leaving 90,000 shares currently available for option grants to non-employee directors. No Awards may be made under the 1986 Plan as currently in effect after December 1, 1999.

     The Board of Directors has adopted and is submitting to shareholders for their approval, an amendment to the 1986 Plan which would increase by 850,000 shares the number of shares of the Company's Common Stock authorized for issuance in respect of Awards made under the 1986 Plan.

     The Company believes that the 1986 Plan is serving its purpose in helping to attract, retain, and reward key persons, and in strengthening the commonality of interest between key persons and the shareholders. To continue to meet these objectives, the Company believes that the availability of additional shares for Awards under the 1986 Plan is needed.

     Except as described with respect to the automatic grants to non-employee directors, no determination has been made as to which individuals may receive options or rights under the amended 1986 Plan; as to the number of shares, up to the maximum limit provided in the 1986 Plan, to be covered by any such options or rights to a single individual; or as to the number of individuals to whom such options or rights will be granted. The proceeds received by the Company from the sale of stock pursuant to the 1986 Plan will be used for the general purposes of the Company, or in the case of the receipt of payment in shares of Common Stock, as the Board of Directors may determine, including redelivery of the shares received upon exercise of options.

     Subject to adjustment for stock splits and similar events, the total number of shares of Common Stock that can be issued under the 1986 Plan, as amended, is 3,850,000 shares, of which a maximum of 150,000 shares will be available for stock options for non-employee directors. Awards and shares which are forfeited, reacquired by the Company, satisfied by a cash payment by the Company, or otherwise satisfied without the issuance of Common Stock are not counted. Subject to adjustment for stock splits and similar events, the maximum number of shares for which options may be awarded to any individual under the 1986 Plan, during the period July 1, 1994 through December 1, 1999 is 750,000 shares. As described under the caption "Summary of the 1986 Stock Incentive Plan -- Other Stock-based Awards", the 1986 Plan would also permit the issuance of debt securities convertible into Common Stock. The 1986 Plan authorizes the Compensation Committee to issue awards (on such terms and conditions as it deems are appropriate substitutions) in substitution for awards held by employees of companies or businesses acquired by the Company. The shares that could be delivered under such substitute awards would be in addition to the maximum number of shares authorized under the 1986 Plan but only to the extent that the substitute awards are both granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Securities Exchange Act of 1934 and are granted in substitution for awards issued under a plan approved, to the extent then required, under Rule 16b-3 (or any successor rule under the Securities Exchange Act of 1934), by the stockholders of the entity which issued such predecessor awards.

RECOMMENDATION

     The Board believes that the Company's stock option plans have contributed to the progress of the Company by providing incentives to persons key to its success. Intense competition among business firms for directors and executives and other key persons makes it important for the Company to maintain an effective compensation program in order to continue to attract, motivate, and retain persons necessary to further the Company's growth. Competing compensation programs of other companies make it important that the Company's program continues and has maximum flexibility. The Board believes that the 1986 Plan, as supplemented with additional shares, will continue to assist the Company in meeting the competitive situation created by the varied compensation programs of other companies. Accordingly, the Board believes that the proposal is in the best interests of the Company and its shareholders and recommends that the shareholders approve the increase in the number of shares available under the 1986 Plan.

     It is the intention of the persons named as proxies to vote the shares to which the proxy relates to approve the increase in the number of shares available under the 1986 Plan as outlined in the proposal under Item 2 and to authorize the issuance under the 1986 Plan of up to 850,000 additional shares of Common Stock (making the aggregate 3,850,000), unless instructed to the contrary. The outlined amendment to the 1986 Plan will not take effect if the proposal is not approved.

     The Board of Directors recommends a vote FOR this proposal.

SUMMARY OF THE 1986 PLAN

     (The following is a description of certain features of the 1986 Plan, but is not intended to be a complete description of the terms of the 1986 Plan.)

     Administration; Eligible Persons. The 1986 Plan is administered by a committee of the Board of Directors (which currently is the Compensation and Stock Option Committee, or the "Committee") consisting of no fewer than two directors. All members of the Committee must be "Disinterested Persons" as that term is defined in the 1986 Plan and, to the extent required under Section 162(m) of the Internal Revenue Code, "outside directors" as that term is used in
Section 162(m). All members of the Committee serve at the pleasure of the Board of Directors.

     The Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants, and to determine the specific terms of each grant, subject to the provisions of the 1986 Plan. Persons eligible to participate in the 1986 Plan will be those officers and other full or part-time key employees of the Company and its subsidiaries (excluding any director who is not a full-time employee, except as to a fixed number of stock options granted to each non-employee director) and other key persons, who are responsible for or contribute to the management, growth, or profitability of the business of the Company and its subsidiaries, as selected from time to time by the Committee.

     Stock Options. The 1986 Plan permits the granting of non-transferable stock options that qualify as incentive stock options under Section 422(b) of the Internal Revenue Code ("incentive options" or "ISOs") and non-transferable stock options that do not so qualify ("nonstatutory options"). The option exercise price of each option shall be determined by the Committee in its discretion but may not be less than the fair market value of the Common Stock on the date the option is granted in the case of incentive options, and not less than 50% of such fair market value in the case of nonstatutory options.

     The term of each option will be fixed by the Committee but may not exceed 10 years (5 years in certain circumstances) from the date of grant in the case of an incentive option or 10 years and one day from the date of grant in the case of a nonstatutory option. On September 22, 1995, the closing price of the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal, was $35.75. Based on current accounting and reporting standards, the amount of excess, if any, of the fair market value of the Common Stock on the date the option is granted over the option price will be accounted for on the books of the Company, in general, as compensation to the optionee and generally amortized over the vesting period.

     The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. The Committee may in its discretion provide that upon exercise of an option, instead of receiving shares free from restrictions under the 1986 Plan, the participant will receive shares of Restricted Stock or Deferred Stock.

     The option exercise price of options granted under the 1986 Plan must be paid by check or, if the Committee so determines, by delivery of shares of unrestricted Common Stock or a combination of payment by check and shares. The 1986 Plan authorizes the Committee to permit "pyramiding", which involves the exercise of an option in successive stages using as the payment at each stage shares which have been acquired under the option in preceding stages. Under current accounting standards, pyramiding would result in an accounting treatment more like stock appreciation rights than options, resulting in a charge to earnings.

     In the event of termination of employment by reason of normal retirement, disability, or death, an option may thereafter be exercised (to the extent it was then exercisable) for a period of up to three years, as determined by the Committee at or after the grant date, subject to the stated term of the option. (For this purpose and except as otherwise determined by the Committee at the time of grant, options will be deemed to have become fully exercisable immediately prior to death if not already fully exercisable.) If an optionee terminates employment by reason of normal retirement or disability and thereafter dies while the option is still exercisable, the option will in general be exercisable for at least a year following death, subject to the stated term of the option. The Committee may at or after the grant date provide for acceleration of the exercisability of an option upon termination of employment.

     If an optionee terminates employment for any reason other than normal retirement, disability, or death, his or her options will remain exercisable, to the extent then exercisable, for 60 days (or such longer period up to three years as the Committee shall determine at or after the grant date) following termination, subject to the stated term of the option. In the case of optionees receiving other severance benefits in connection with the termination of employment, a portion of any options not otherwise exercisable at termination of employment may be accelerated. The Committee may also provide for the forfeiture or recision of awards in the event an optionee competes with the Company or its subsidiaries or discloses confidential information, either before or after exercise.

     The 1986 Plan, until amended at the 1994 Annual Meeting, provided that each person who is a non-employee director was automatically granted a nonstatutory option for 10,000 shares of Common Stock, at an option exercise price equal to the fair market value of the Common Stock on the date of grant. As amended at the 1994 Annual Meeting, the 1986 Plan now provides that an option to purchase 3,000 shares of Common Stock is to be granted automatically on an annual basis to each eligible director on the third business day following the date of each Annual Meeting of Shareholders at which the eligible director is elected or continues to serve under an unexpired term. The exercise price of each option is to be equal to the fair market value per share of the Common Stock on the date the option is granted. Nonstatutory options granted to non-employee directors are for a term of 5 years and vest in equal annual installments over the first four years (but see the proposed plan amendments described under Item 3 below). Non-employee directors are not eligible for stock appreciation rights or other awards under the 1986 Plan, other than the automatic grants of nonstatutory options described in this paragraph.

     Stock Appreciation Rights. The Committee may also grant non-transferable stock appreciation rights entitling the holder upon exercise to receive an amount in any combination of cash or shares of unrestricted Common Stock, Restricted Stock, or Deferred Stock (as determined by the Committee) not greater in value than the increase since the date of grant in the value of the shares of Common Stock covered by such rights. Stock appreciation rights may be granted separately from or in tandem with the grant of an option. Each tandem stock appreciation right terminates upon the termination or exercise of any accompanying option.

     In addition to stock appreciation rights exercisable at the discretion of the holder, the Committee may also determine in its sole discretion that, if so requested by an option holder, the Company will pay the optionee, in cancellation of the related option, any combination of cash, unrestricted Common Stock, Restricted Stock, or Deferred Stock (as determined by the Committee) not greater in value than the difference between the fair market value of the shares covered by the option and the exercise price.

     The fair market value of a share will generally be the closing sale price on the date of exercise. However, the 1986 Plan gives the Committee discretion to establish a uniform "fair market value" that would apply to any rights which are exercised or requests which are made and honored with respect to officers (including officers who are directors) of the Company during certain designated periods, irrespective of the market price of the Common Stock on the particular day during such period on which such rights are exercised. This authority has been included in order to eliminate differences in the appreciation payable with respect to rights exercised by officers who may be subject to potential liability under Section 16(b) of the Securities Exchange Act of 1934 in respect of rights settled in cash unless they exercise such rights during certain limited periods. At present, such periods consist of four ten-day "window periods" each year following publication of quarterly or annual earnings results of the Company. The Committee may not establish for this purpose a "fair market value" for any period which exceeds the highest closing sale price of the Common Stock reported on the New York Stock Exchange during such period.

     Based on current accounting and reporting standards, there would be a charge to earnings with respect to any stock appreciation rights which have been granted, based upon the amount of appreciation, if any, in the market value of the shares covered under the related options over the option price, and there would be a credit to earnings, to the extent of previously recognized charges for appreciation, for a decline in the market value of such shares. Based on current accounting and reporting standards, applicable charges and credits would commence with the granting of stock appreciation rights, based on market appreciation or depreciation above or below the option price and would continue to be recorded quarterly until the exercise, surrender, or termination of the rights.

     Restricted Stock and Unrestricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price, if any, of shares of Restricted Stock shall be determined by the Committee, but if any purchase price is payable in an amount which exceeds the lesser of the par value of the shares or 10% of the fair market value of the Common Stock on the award date, it shall be equal to at least 50% of the fair market value of the Common Stock on the award date.

     Recipients of Restricted Stock must enter into a Restricted Stock award agreement with the Company, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse. The Committee may at any time waive such restrictions or accelerate such dates. Shares of Restricted Stock are non-transferable, and except as otherwise provided in an award, if a participant who holds shares of Restricted Stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, the Company will have the right within 60 days following termination of employment to require the forfeiture or repurchase of the shares in exchange for the amount, if any, which the participant paid for them. Prior to the lapse of restrictions on shares of Restricted Stock, the participant will have all rights of a shareholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to Restricted Stock or specifically set forth in the Restricted Stock award agreement.

     The Committee may also grant shares (at no cost or for a purchase price equal to par value or less) which are free from any restrictions under the 1986 Plan ("Unrestricted Stock"). Unrestricted Stock could be issued in recognition of past services or in other circumstances where the Committee determines the grant to be in the best interests of the Company.

     Deferred Stock. The Committee may also make Deferred Stock awards under the 1986 Plan. These are non-transferable awards entitling the recipient to receive shares of Common Stock without any payment in one or more installments at a future date or dates, as determined by the Committee. Receipt of Deferred Stock may be conditioned on such matters as the Committee shall determine, including continued employment or attainment of performance goals. A recipient of a Deferred Stock award must enter into an agreement setting forth the applicable provisions for deferral and receipt of stock, as determined by the Committee. Except as otherwise determined by the Committee all such rights will terminate upon the participant's termination of employment. Any deferral restrictions under a Deferred Stock award may be waived by the Committee at any time prior to termination of employment.

     Performance Units. The Committee may also award non-transferable Performance Units entitling the recipient to receive shares of Common Stock or cash in such combinations as the Committee may determine. Payment of the award may be conditioned on achievement of individual or Company performance goals over a fixed or determinable period and such other conditions as the Committee shall determine. A recipient of the award must enter into an agreement setting forth the applicable conditions, as determined by the Committee. Except as otherwise determined by the Committee, rights under a Performance Unit award will terminate upon a participant's termination of employment. Any conditions in an award may be waived or modified by the Committee at any time prior to termination of employment.

     Performance Units may be awarded independently or in connection with stock options or other awards under the 1986 Plan. Unless otherwise determined by the Committee, exercise of Performance Units issued in connection with a stock option shall reduce the number of shares subject to the option on such basis as is specified in the award agreement.

     Other Stock-based Awards. The Committee may in its discretion grant other types of awards of, or based on, Common Stock ("Other Stock-based Awards"). Such awards may include debt securities convertible into or exchangeable for shares of Common Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Subject to the purchase price limitations described below in this paragraph, such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt security shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt security to prevent a Company transaction by reason of covenants in such debt security. The Committee may determine the amount and form of consideration, if any, payable upon the issuance or exercise of an Other Stock-based Award, except that no shares of Common Stock (other than Common Stock issued for a price, if any, of not in excess of the lesser of par value or 10% of fair market value at the time of sale) shall be issued unless the Company has received payment for the Common Stock (or for the securities convertible into the Common Stock) equal to at least 50% of the fair market value of the Common Stock on the grant or effective date, or the exchange or conversion date, under the award, as determined by the Committee.

     The Committee may prescribe limitations or conditions requiring forfeiture by the participant, or permitting repurchase by the Company, of Other Stock-based Awards or related Common Stock or securities, and may at any time accelerate or waive any such limitations or conditions. Participants receiving an Other Stock-based Award must enter into Other Stock-based Award agreements with the Company, setting forth the applicable limitations and conditions.

     Other Stock-based Awards may not be sold, assigned, transferred, pledged, or encumbered except as may be provided in the Other Stock-based Award agreement, and in no event may be transferred other than by will or by the laws of descent and distribution or be exercised, during the life of the participant, other than by the participant or the participant's legal representative.

     The recipient of an Other Stock-based Award will have rights of a shareholder only to the extent, if any, specified by the Committee in the Other Stock-based Award agreement.

     Supplemental Grants. In connection with awards granted or exercised under the 1986 Plan, the Committee may authorize loans from the Company to the participant. Loans, including extensions, may be for up to 10 years and may be either secured or unsecured. Each loan shall be subject to such terms and conditions and shall bear such rate of interest, if any, as the Committee shall determine. However, any such loan shall not be used to pay the par value of any shares issued to the borrower, and the amount of any such loan shall not exceed the total exercise or purchase price paid by the borrower under an award or for related stock plus an amount equal to the cash payment permitted under the next paragraph. Loans may be made at any time, subject to such limitations as the Committee shall prescribe.

     The Committee may at any time also grant to a participant the right to receive a cash payment in connection with taxable events (including the lapse of restrictions) under grants or awards. The amount of such payment will be determined in relation to the taxable amount recognized in respect of such other grant or award, on the assumption that the affected participant is subject to the maximum marginal Federal tax rate (or such lower rate as the Committee may determine) as in effect at the time such taxable income is recognized. The amount of any such payment may be up to but may not exceed the amount estimated to be necessary to cover the Federal income tax so calculated as due with respect to such other grant or award and with respect to the cash payment itself.

     Dividends and Deferrals; Nature of Company's Obligations Under the
Plan. The Committee may require or permit the immediate payment or the waiver, deferral, or investment of (i) dividends paid on awards under the 1986 Plan, and
(ii) amounts equal to dividends which would have been paid if shares subject to an award had been outstanding. The Committee may also permit participants to make elections to defer receipt of benefits under the 1986 Plan. The Committee may also provide for the accrual of interest or dividends on amounts deferred under the 1986 Plan on such terms as the Committee may determine. Unless the Committee expressly determines otherwise, participants in the 1986 Plan will have no rights greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts and other arrangements to facilitate or ensure the Company's obligations under the 1986 Plan, provided that such trusts and arrangements are consistent with the foregoing sentence.

     Adjustments for Stock Dividends, Mergers, etc. The Committee is required to make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits, and similar events. In the event of a merger, liquidation, or similar event, the Committee in its discretion may provide for substitution or adjustment or may accelerate or, upon payment of other consideration for the vested portion of any award as the Committee deems equitable in the circumstances, terminate such awards.

     Amendment and Termination. The Board of Directors may at any time amend or discontinue the 1986 Plan and the Committee may at any time amend or cancel awards (or provide substitute awards at the same or a reduced exercise or purchase price, including lower priced awards upon the termination of any then outstanding awards) for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action shall adversely affect any rights under outstanding awards without a holder's consent. Moreover, any amendment requiring shareholder approval for purposes of satisfying any then-applicable incentive stock option rules or the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 shall be subject to such shareholder approval to the extent then required. Currently, the incentive stock option regulations would require shareholder approval for an increase in the maximum number of shares issuable pursuant to incentive options under the 1986 Plan or a modification in eligibility requirements under the 1986 Plan. Rule 16b-3 would currently require such approval if the amendment materially increased benefits accruing to Company directors and officers under the 1986 Plan, materially increased the number of securities issuable under the 1986 Plan, or materially modified eligibility requirements under the 1986 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The Company is advised that under the federal income tax laws as now in effect, the income tax consequences associated with stock options awarded under the 1986 Plan are, in summary, as follows:

     Incentive Options. No ordinary taxable income is realized by the optionee upon the grant or exercise of an ISO. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Company. The exercise of an ISO will, however, increase the optionee's alternative minimum taxable income and may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year or one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules may apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock. A disqualifying disposition will eliminate the alternative minimum taxable income adjustment associated with the exercise of the ISO if it occurs in the same calendar year in which the adjustment occurred.

     If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment, in the case of termination by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of the optionee. Options otherwise qualifying as ISOs will also be treated for federal income tax purposes as nonstatutory options to the extent they (together with other ISOs held by the optionee) first become exercisable in any calendar year for shares having a fair market value, determined at the time of the option grant, exceeding $100,000.

     Nonstatutory Options. With respect to nonstatutory options, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income, subject (in the case of options granted to an employee) to withholding, is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company, provided it satisfies applicable reporting requirements, receives a tax deduction for the same amount, and (b) at disposition, appreciation or depreciation after the date of the exercise is treated as capital gain or loss, either short-term or long-term depending on how long the shares have been held.

     Certain Limitations. The Internal Revenue Code limits to $1 million the deduction a public corporation may claim for remuneration paid to any of its five top officers, subject to a number of exceptions and special rules. Eligible performance-based compensation is exempt from this limit. The Company intends that compensation associated with the exercise of stock options (and stock appreciation rights) awarded under the 1986 Plan at an option price at least equal to fair market value will qualify for this performance-based exemption, although the Internal Revenue Service has not yet issued final regulations explaining all relevant details of the $1 million deduction limitation.

     The Internal Revenue Code also limits the amount of compensation that may be paid without penalty in connection with a change in control. In general, if the total of an individual's change-in-control related compensation equals or exceeds three times his or her average annual taxable compensation over the five calendar years preceding the change in control, all of the change-in-control related compensation in excess of that average is nondeductible and subject to an additional 20% tax. In making these determinations, some portion or all of the value of options accelerated in connection with a change in control may be taken into account.

     The foregoing discussion is provided for the information of shareholders and does not purport to be a complete description of the federal tax consequences in respect of option transactions under the 1986 Plan, nor does it describe state or local tax consequences.

                 3.  PROPOSAL TO AMEND THE COMPANY'S 1986 PLAN
                    RELATIVE TO NON-EMPLOYEE DIRECTOR OPTIONS

PROPOSAL

     As stated briefly under Item 2, Section 6(m) of the 1986 Plan ("Section 6(m)") provides for automatic stock option grants to non-employee directors. Under this provision of the 1986 Plan, 150,000 shares are reserved for issuance under options for non-employee directors. Subject to such limit, certain eligible non-employee directors have been granted a nonstatutory stock option for 10,000 shares of stock, at a purchase price equal to the fair market value of the stock on the date of grant. The options may only be exercised during the 5-year period beginning on the date of grant, and vest in twenty-five percent annual installments over the first four years of their term. As approved by the shareholders in 1994, Section 6(m) now also provides that in addition to any 10,000 share option which was outstanding as of 1994, an option to purchase 3,000 shares of Common Stock is granted automatically on an annual basis to each non-employee director on the third business day following the date of each Annual Meeting of Shareholders at which the eligible director is elected or continues to serve under an unexpired term. The exercise price of each option is to be equal to the fair market value per share of the Common Stock on the date the option is granted. As with the 10,000 share options, the 3,000 share annual options may only be exercised during the 5-year period beginning on the date of grant, and vest in twenty-five percent annual installments over the first four years of their term. Consistent with the 1986 Plan, no option may be granted to the non-employee directors under amended Section 6(m) of the 1986 Plan after December 1, 1999.

     The existing Section 6(m) provides that if a non-employee director ceases to be a Director of the Company for any reason other than death, any option held by such non-employee director may thereafter be exercised only as to the portion which was exercisable immediately prior to the date the optionee ceased to be a Director; if the optionee ceases to be a director as a result of death, however, all options held by the director immediately prior to death, whether or not exercisable, become exercisable and may be exercised within 3 months of the date of death (but in no event beyond the 5-year term). If approved by the shareholders, amended Section 6(m) would provide that acceleration of the exercisability of non-employee director options would automatically happen not only upon death, but also upon retirement from the Board under the Company's mandatory retirement policy for directors (currently an individual cannot run for a term during which the individual would reach his or her 71st birthday) and upon the occurrence of retirement from the Board as a result of the director's long-term disability.

     As of September 14, 1995, under Section 6(m) options to purchase an aggregate of 55,000 shares were outstanding and 90,000 shares were available on that date for the grant of future options. Up to 55,000 additional shares could become available for options under Section 6(m) if those options outstanding on September 14, 1995 lapse or terminate. At that date, four of the five non-employee directors of the Company held options under Section 6(m) to purchase 10,000 shares each, which options are exercisable at prices and expire on dates as follows: John M. Albertine -- 10,000 shares at $5.125 per share, expiring October 21, 1996; George N. Hatsopoulos -- 10,000 shares at $5.125 per share, expiring October 23, 1995; Andrew L. Nichols -- 10,000 shares at $5.125 per share, expiring October 21, 1996; and Roger D. Wellington -- 10,000 shares at $5.125 per share, expiring October 21, 1996. In addition, Directors Albertine, Fjeldstad, Hatsopoulos, Nichols, and Wellington each hold options on 3,000 shares at $19.375 per share, expiring on November 5, 1999. Pursuant to
Section 6(m), Directors Albertine, Fjeldstad, Hatsopoulos, Nichols, and Wellington would (if serving on that date and otherwise eligible) each be granted options for an additional 3,000 shares on November 9, 1995, and annually thereafter (if serving and otherwise eligible).

     If the proposal outlined in Item 3 is approved by shareholders, each such option not then exercisable will be accelerated and become exercisable in whole not only upon the Director's death, but also upon mandatory retirement by reason of age or retirement from the Board as a result of long-term disability. For example, each of Messrs. Hatsopoulos and Wellington are 68 years of age and, under the Company's mandatory retirement age policy for directors, cannot serve, in Mr. Hatsopoulos' case, after the 1996 Annual Meeting and, in Mr. Wellington's case, after the 1997 Annual Meeting. If the proposal outlined in Item 3 is approved by the shareholders, all options held by Messrs. Hatsopoulos and Wellington upon their mandatory retirement from the Board because of the relevant age policy, whether or not vested, will become exercisable.

     If the proposal outlined in Item 3 is not approved by the shareholders, the proposed amendments to Section 6(m) would not become effective and Section 6(m) will be applied as currently drafted.

     Exhibit A to the Proxy Statement contains the text of the existing Section 6(m), together with language, printed in brackets and lined-through, proposed to be deleted and language, printed with underscoring, proposed to be added, together constituting the amendments submitted for approval.

AMENDED 1986 PLAN BENEFITS

     The table below sets forth information with respect to the stock options that would automatically be granted to current non-employee directors on November 9, 1995 under the 1986 Plan, whether or not shareholder approval of the amendments to Section 6(m) of the 1986 Plan is voted. However, if approval of the amendments to Section 6(m) is voted, the options to be granted, as well as existing options held by non-employee directors, will be subject to accelerated vesting under certain additional circumstances.

                                                                 1986 PLAN AS PROPOSED TO BE AMENDED
                       NAME AND POSITION                                  NUMBER OF OPTIONS
---------------------------------------------------------------  -----------------------------------
Non-Executive Officer, Non-Employee Director Group (5
  persons).....................................................              15,000(1)(2)


---------------
(1) Number of options to be automatically granted under the 1986 Plan to non-employee directors on November 9, 1995; under the 1986 Plan, 3,000 options per non-employee director are granted annually on the third business day following the date of each annual meeting, for each non-employee director serving on such date(s).

(2) One employee director, Stephen R. Levy, has announced his retirement as an officer and employee of the Company, effective November 6, 1995. Mr. Levy's term as a director will continue after the Annual Meeting; however, in connection with his retirement as an employee, Mr. Levy has waived eligibility as a non-employee director to options under Section 6(m) of the 1986 Plan for the 12-month period following November 6, 1995.

RECOMMENDATION

     The Board of Directors believes that Section 6(m) of the 1986 Plan, as amended, will better provide for the recruitment and retention of highly qualified outside directors. The Board of Directors believes that the amendments are in the best interests of the Company and its shareholders and recommends that the shareholders approve the described amendments.

     It is the intention of the persons named as proxies to vote the shares to which the proxy relates to approve the amendments to Section 6(m) of the 1986 Plan, unless instructed to the contrary.

     The Board of Directors recommends a vote FOR this proposal.

SUMMARY OF SECTION 6(M) OF THE 1986 PLAN

     The full text of Section 6(m), as currently in effect and as proposed to be amended, of the 1986 Plan is set forth in Exhibit A to this Proxy Statement, to which reference is made, and the following description of Section 6(m) is qualified in its entirety by that reference.

     Section 6(m) provides that non-employee directors (who also currently hold options previously granted under the 1986 Plan) are each automatically granted a nonstatutory option for 3,000 shares of Common Stock on an annual basis on the third business day following the date of each Annual Meeting of Shareholders at which they are elected or continue to serve under an unexpired term. The options are at an exercise price equal to the fair market value of the Common Stock on the date of grant. Individuals who in the future first become non-employee directors of the Company will likewise be eligible (subject in each case to availability under the aggregate limit of 150,000 available shares under the program). Options so granted to non-employee directors are for a term of 5 years and vest in twenty-five percent annual installments over the first four years of the option. It is proposed to amend the vesting schedule to provide that not only upon the death of a non-employee director but also upon the director's mandatory retirement because of age or retirement as a result of long-term disability, any option held by the individual under the 1986 Plan would become fully exercisable by the retired director or the deceased director's representative. Non-employee directors are not eligible for awards under the 1986 Plan, other than the automatic grants of options described herein.

     Certain other general provisions of the 1986 Plan affect Section 6(m), including the following: Under the 1986 Plan, the Compensation and Stock Option Committee of the Board of Directors is required to make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits, and similar events. In the event of a merger, liquidation, or similar event, the Committee in its discretion may provide for substitution or adjustments or may accelerate or, upon payment of other consideration for the vested portion of any award as the Committee deems equitable in the circumstances, terminate such awards (although the 1986 Plan provides that no adjustment shall affect options under Section 6(m) if the adjustment would cause non-employee directors to fail to be eligible as "disinterested persons" under the Securities Exchange Act of
1934).

     The Board of Directors may at any time amend or discontinue the 1986 Plan and the Committee may at any time amend or cancel awards (or provide substitute awards at the same or a reduced exercise or purchase price, including lower-priced awards upon the termination of any then outstanding awards) for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action shall adversely affect any rights under outstanding awards without a holder's consent. Moreover, any amendment requiring shareholder approval for purposes of satisfying any then applicable rules under Federal tax law or the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 shall be subject to such shareholder approval to the extent then required. Rule 16b-3 would currently require such approval if the amendment materially increased benefits, materially increased the number of securities issuable under the 1986 Plan, or materially modified eligibility requirements under the 1986 Plan.

     Stock options granted to non-employee directors under Section 6(m) of the 1986 Plan are treated as nonstatutory options for federal income tax purposes. For a general description of the federal income tax treatment associated with nonstatutory options granted under the 1986 Plan, see information under the caption "2. Proposal to Amend the 1986 Stock Incentive Plan Relative to Increase in Shares -- Federal Income Tax Consequences" above.

                     4.  APPROVAL OF AMENDMENT TO RESTATED
                            ARTICLES OF ORGANIZATION

GENERAL

     The Board of Directors of the Company has approved, and recommends to the shareholders of the Company, the authorization of an amendment to the Company's Restated Articles of Organization to change the corporate name from "Bolt Beranek and Newman Inc." to "BBN Corporation".

     "Bolt Beranek and Newman" has been a prominent name in accoustics since the 1948 establishment of a partnership by Dr. Richard Bolt, Dr. Leo Beranek, and Robert Newman. The Company was organized in 1953 as the successor to that partnership, and has carried the names of its founders since that time. However, Mr. Newman died in 1983 and Messrs. Bolt and Beranek have not been active in the Company for many years. Because of the diversification of the Company beyond its accoustics origins, the Board believes it is time to adopt a new, more versatile name for the Company. Recognizing the proud history of the Company and yet acknowledging the Company's move beyond its business origins, the Board recommends the adoption of "BBN Corporation" as the Company's new name. The new name already enjoys recognition in the marketplace. "BBN" has been the Company's stock exchange ticker symbol since 1970, and has been used by the Company in a variety of applications. For example, all of the operating subsidiaries of the Company use "BBN" in their name. Also, the Company has used a logo incorporating the initials "BBN" for many years. As a result, the Board believes that even with the change, the general public will continue to distinctively identify the Company.

     If the proposed amendment to the Company's Restated Articles of Organization is authorized by the shareholders, the change will become effective when articles of amendment are filed with the Secretary of State of The Commonwealth of Massachusetts, which would be expected to occur shortly after shareholder approval of the amendment. Stock certificates of Common Stock would be retained by shareholders and would not need to be exchanged for certificates containing the Company's new name.

PROPOSAL

     The Board of Directors has approved and is submitting to shareholders for their authorization, an amendment to Article I of the Company's Restated Articles of Organization, so that as amended, Article I would read in its entirety as follows:

     "1. The name of the corporation is: BBN Corporation"

RECOMMENDATION

     The Board believes that the proposal is in the best interests of the Company and its shareholders. It is the intention of the persons named as proxies to vote the shares to which the proxy relates to authorize the change in corporate name as provided in the proposal under Item 4. The change will not take effect if the proposal is not approved.

     The Board of Directors recommends a vote FOR this proposal.

                           5.  SELECTION OF AUDITORS

     The Board of Directors, upon recommendation by its Audit Committee, has selected Coopers & Lybrand L.L.P. as auditors of the Company for the fiscal year ending June 30, 1996, subject to ratification by the shareholders. Coopers & Lybrand has acted as the Company's auditors since 1965. The Company has been advised by Coopers & Lybrand that neither such firm nor any of its members has any financial interest in the Company or any of its subsidiaries or has had any connection during the past three years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Representatives of the firm will attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions from the shareholders. It is the intention of the persons named as proxies to vote the shares to which the proxy relates for ratifying the selection of such firm as auditors of the Company, unless instructed to the contrary. Should the selection of Coopers & Lybrand L.L.P. as auditors of the Company not be ratified by the shareholders, the Board of Directors will reconsider the matter.

     The Board of Directors recommends a vote FOR this proposal.

                   PRINCIPAL HOLDERS OF COMPANY COMMON STOCK

     As of September 14, 1995, there were 17,534,365 shares of Common Stock of the Company outstanding. The Company knows of no person who may be deemed to own beneficially more than five percent of the outstanding Common Stock, except as follows:

                                                                        AMOUNT
                                          NAME AND ADDRESS OF          BENEFICIALLY  PERCENT
            TITLE OF CLASS                 BENEFICIAL OWNER              OWNED       OF CLASS
    ------------------------------  -------------------------------    ---------     --------
    Common Stock..................  FMR Corp.                          2,173,600(1)    12.4%(1)
                                    82 Devonshire Street
                                    Boston, MA 02109
    Common Stock..................  Kopp Investment Advisors, Inc.     2,338,980(2)    13.3%(2)
                                    6600 France Avenue South
                                    Suite 672
                                    Edina, MN 55435

---------------
(1) FMR Corp., a holding company with affiliates including Fidelity Management & Research Company, a registered investment adviser acting as investment adviser to the Fidelity Funds, and Fidelity Management Trust Company, a bank, has informed the Company, by a report dated February 10, 1995 on
    Schedule 13G, that it holds beneficial interest in 1,017,200 of such shares as a result of acting as investment adviser or subadvisor to the Fidelity Funds (with sole power to dispose of such shares, and sole power to vote 49,200 of such shares), and in 1,156,400 of such shares as a result of serving as investment manager of institutional accounts (with sole power to dispose of such shares, and sole power to vote 1,134,000 of such shares).

(2) Kopp Investment Advisors, Inc., a registered investment advisor, has informed the Company, by a report dated February 10, 1995 on Schedule 13G, that it holds all but 1,000 of such shares for the benefit of investment accounts managed by the firm, and as to which accounts it has no voting power but has shared investment power; as to 1,000 of such shares, Kopp has sole voting and investment power. Kopp further reported that no individual account managed by Kopp owned more than 5% of the Company's shares.

     As of September 14, 1995, the executive officers and former executive officers of the Company named in the Summary Compensation Table below and all directors and executive officers of the Company at that date as a group owned beneficially shares of Common Stock as follows:

                                                                 AMOUNT
  TITLE OF                                                     BENEFICIALLY        PERCENT
    CLASS                      NAME OR GROUP                   OWNED(1)(2)       OF CLASS(3)
-------------  ----------------------------------------------  -----------       -----------
Common Stock   George H. Conrades............................    377,202             2.1%
               Stephen R. Levy...............................    435,991             2.5%
               John T. Kish, Jr..............................         --
               Ralph A. Goldwasser...........................     39,524
               Paul R. Gudonis...............................         --
               William S. Hurley.............................      9,500
               Jonathan C. Crane(4)..........................         --
               All current directors and executive officers
                 as a group
                 (13 persons)(4).............................    959,774(5)(6)       5.3%(5)(6)
                                                                        (7)(8)           (7)(8)

---------------
(1) The inclusion herein of any shares deemed beneficially owned under the rules of the Securities and Exchange Commission does not constitute an admission of beneficial ownership of such shares.

(2) The shares shown as owned beneficially by the named individuals include 350,000, 202,500, 34,500, and 1,500 shares, respectively, as to which Messrs. Conrades, Levy, Goldwasser, and Hurley have the right to acquire ownership through the exercise of those options, held by each under the stock option plans of the Company, which are exercisable within 60 days of September 14, 1995. The shares shown as owned beneficially by Mr. Levy also include 32,995 shares held in his participant account under the BBN Retirement Trust. On September 15, 1995 Mr. Levy acquired, net of shares utilized in connection with the exercise, an aggregate of an additional 70,554 shares of Common Stock by exercise of vested options for 154,500 shares. Following the exercise, Mr. Levy has the right to acquire ownership through the exercise of those remaining options held by him under the stock option plans of the Company, which are exercisable within 60 days of September 14, 1995, of 48,000 shares. In addition, under the retirement agreement entered into with Mr. Levy, the exercisability of Mr. Levy's option for 25,000 shares of Common Stock of the Company granted in June 1995 has been accelerated to become exercisable in full on November 3, 1995.

(3) If such percentage exceeds 1%.

(4) Mr. Crane is no longer an executive officer or in the employ of the Company. Information concerning Mr. Crane has been provided to the Company by Mr. Crane.

(5) The shares shown as owned beneficially include 324 shares owned by the spouse of one included director, as to which shares beneficial ownership by the applicable director is disclaimed, and 900 shares owned by a partnership of which a director is a general partner and has a 50% beneficial interest. The shares shown as owned beneficially also include an aggregate of 36,202 shares as to which two directors and one executive officer named in the table share voting and investment power with their respective spouses.

(6) The shares shown as owned beneficially include 36,049 shares represented by units allocated under the Company's deferred compensation plan for non-employee directors entitling two directors as of July 1,

    1995 to receive in the aggregate that number of shares of Common Stock on or after their respective deferral termination dates.

(7) The shares shown as owned beneficially include an aggregate of 632,250 shares as to which certain directors and current executive officers (including current executive officers named in the table) have the right to acquire ownership through the exercise of those options, held by such directors and current executive officers under stock option plans of the Company, which are exercisable within 60 days of September 14, 1995. As the result of an exercise of options on September 15, 1995, the aggregate number of shares beneficially owned on September 15, 1995 was 875,828; and the number of option shares was 477,750. In addition, under the retirement agreement entered into with Mr. Levy, the exercisability of Mr. Levy's option for 25,000 shares of Common Stock of the Company granted in June 1995 has been accelerated to become exercisable in full on November 3, 1995.

(8) The shares shown as owned beneficially include 32,995 shares held in the participant account of Mr. Levy under the BBN Retirement Trust.

     Information with respect to beneficial ownership of Common Stock by the directors and nominees is contained in the table and footnotes under the caption "1 -- Election of Directors -- Biographical Information" above. Information in the table above and in the table with respect to directors and nominees under
Item 1 does not include options to acquire Common Stock, or to acquire common stock of subsidiaries, but does include shares of Common Stock which have not been issued but which are subject to options which either are currently exercisable or will become exercisable within 60 days of September 14, 1995; no shares of subsidiaries which are the subject of options are included, since none of the subsidiary options are currently exercisable.

                  COMPENSATION AND CERTAIN OTHER TRANSACTIONS
                          INVOLVING EXECUTIVE OFFICERS

     Compensation. There is set forth below, on an accrual basis, the aggregate amount of base salary, bonus, and other cash compensation paid by the Company, and the number of shares of Common Stock of the Company and of common stock of specified subsidiaries of the Company issuable upon exercise of stock options granted under the respective company's stock option plans, during the fiscal years ended June 30, 1995, 1994, and 1993 for services rendered, to the individual (Mr. Conrades) who served during the fiscal year ended June 30, 1995 as chief executive officer of the Company, to the five other most highly compensated individuals (Messrs. Levy, Kish, Goldwasser, Gudonis, and Hurley) who were serving as executive officers of the Company at the end of the 1995 fiscal year, and to another highly compensated individual (Mr. Crane) who although not currently serving as executive officer, served as an executive officer during a portion of the 1995 fiscal year. Mr. Crane is no longer in the employ of the Company. Mr. Levy has announced his retirement as an officer and employee of the Company, effective November 6, 1995. Mr. Hurley has announced his resignation from the employ of the Company, effective October 6, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                       --------------
                                                                                           STOCK
                                                                                         UNDERLYING
                                                      ANNUAL COMPENSATION                 OPTIONS
                                             -------------------------------------       (NUMBER OF
                                    FISCAL                            OTHER ANNUAL       SHARES AND          ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR     SALARY         BONUS    COMPENSATION      COMPANY(1))       COMPENSATION(2)
----------------------------------  ------   --------      ---------  ------------     --------------     ---------------
George H. Conrades................   1995    $400,000              0    $176,871(3)     100,000 (PLT)        $  14,860(4)
  President and                                                                         100,000 (HRK)
  Chief Executive Officer            1994     206,154(5)           0      88,800(6)     800,000 (BBN)                0
                                                                                        100,000 (LSC)(7)
                                                                                        100,000 (SPC)
Stephen R. Levy...................   1995     337,500              0                     25,000 (BBN)           17,548(4)
  Chairman of the Board(8)                                                               50,000 (PLT)
                                                                                         50,000 (HRK)
                                     1994     337,500              0                     50,000 (LSC)(7)        17,127
                                                                                         50,000 (SPC)
                                     1993     359,375              0                          0                 17,165
John T. Kish, Jr..................   1995     225,000      $ 125,000     177,015(9)      65,000 (BBN)                0
  Vice President                                                                          5,000 (PLT)
                                                                                          5,000 (HRK)
                                     1994       7,786(10)          0                    300,000 (SPC)                0
Ralph A. Goldwasser...............   1995     182,500         25,000                     40,000 (BBN)           15,423(4)
  Senior Vice President and                                                              30,000 (PLT)
  Chief Financial Officer                                                                10,000 (HRK)
                                     1994     172,500              0                     25,000 (BBN)           12,527
                                                                                          7,000 (LSC)(7)
                                                                                          7,000 (SPC)
                                     1993     165,000              0                          0                 12,375
Paul R. Gudonis...................   1995     125,000(11)    138,500                     50,000 (BBN)                0
  Vice President                                                                        350,000 (PLT)
                                                                                          5,000 (SPC)
                                                                                          5,000 (HRK)
William S. Hurley.................   1995     155,625          5,000                          0                 11,110
  Vice President and                 1994     147,976              0                     10,000 (BBN)           11,076
  Controller(12)                     1993     145,000              0                          0                  2,719
Jonathan C. Crane.................   1995     256,931         50,000     132,222(13)          0                500,250(14)
  formerly Vice President            1994      94,711              0      16,355(13)     50,000 (BBN)(15)            0
                                                                                        300,000 (LSC)(1)

---------------
 (1) In addition to options granted to purchase Common Stock of the Company (designated in the table as "BBN"), certain executive officers of the Company have been granted options to purchase common stock of specified subsidiaries of the Company, as compensation for their services related to the subsidiary. Options were granted during the fiscal years ended June 30, 1995 and June 30, 1994 to the specified executive officers in the following subsidiaries of the Company: LightStream Corporation (designated in the table as "LSC"), a majority owned subsidiary of BBN, BBN Planet Corporation (designated in the table as "PLT"), a majority-owned subsidiary of BBN, BBN Software Products Corporation (designated in the table as "SPC"), a wholly-owned subsidiary of BBN, and BBN HARK Systems Corporation (designated in the table as "HRK"), a wholly-owned subsidiary of BBN. In January 1995, the Company's majority-owned subsidiary LightStream Corporation sold substantially all of its assets for approximately $120,000,000 in cash. In connection with that transaction, stock options held in LightStream by Messrs. Conrades, Levy, and Goldwasser and certain other executive officers of the Company were cancelled by agreement, without payment to the individuals. Stock options held by LightStream employees, including Mr. Crane, were, in general, exchanged in that transaction for a cash payment from LightStream. In this connection, Mr. Crane received a cash payment of $500,250 in exchange for his options in LightStream.

 (2) Except as otherwise noted, indicated amounts are the Company's contribution to the BBN Retirement Trust, the tax-qualified defined contribution retirement plan of the Company and its subsidiaries, for the benefit of the indicated individual.

 (3) Amount includes expenses incurred by the Company in connection with the sale of Mr. Conrades' former residence, assumed by the Company by agreement in connection with Mr. Conrades' relocation to Massachusetts, aggregating $170,346. Amount also includes interim local living expenses prior to Mr. Conrades' location to Massachusetts paid, and tax reimbursement for interim local living expenses, in the fiscal year, aggregating $6,525.

 (4) The Company established effective April 1, 1995 a non-qualified deferred compensation plan for certain key executives. In general, participation in the Deferred Compensation Plan is limited to executives selected from among those with annual base salary in excess of $150,000. Under the Deferred Compensation Plan, a participant may defer base salary in excess of the $150,000 limit, plus bonuses; in addition, the Company can make discretionary retirement contributions. Deferred amounts are payable at a fixed future date selected in advance by the participant, upon termination of employment, or in the case of certain hardships. Accounts are adjusted for notional investment earnings based on participant choices from among the same range of investment funds (other than Company stock) as are available under the Company's tax-qualified BBN Retirement Trust. The Company, although not obligated to do so under the terms of the Deferred Compensation Plan, has established a trust to help meet future payment obligations under the Deferred Compensation Plan. Obligations under the Deferred Compensation Plan are general obligations of the Company, and the rights of participants to benefits remain those of general creditors of the Company. In the event of certain changes in control of the Company, participants would be entitled to reimbursement for certain costs incurred in enforcing rights under the Deferred Compensation Plan. For the year ended June 30, 1995, the Company credited amounts designed to make up for certain limitations imposed by the Internal Revenue Code on contributions to the BBN Retirement Trust to the accounts of the following individuals:
     $3,750, $6,438, and $4,313, respectively, for Messrs. Conrades, Levy, and Goldwasser.

 (5) Payments primarily constituting six months' salary, at an annualized rate of $400,000 per year.

 (6) Amount includes interim local living expenses prior to Mr. Conrades' relocation to Massachusetts paid, and tax reimbursement for interim local living expenses, in the fiscal year, aggregating $51,300. Amount also includes $37,500, the amount of the difference between the price paid by Mr. Conrades for 20,202 shares of Common Stock of the Company purchased from the Company upon Mr. Conrades joining the employ of the Company, and the fair market value of such shares on the date of purchase.

 (7) Canceled by agreement, without compensation to the individual, upon sale of the business of LightStream.

 (8) Mr. Levy has announced his retirement as an officer and employee of the Company, effective November 6, 1995.

 (9) Amount represents relocation expenses related to Mr. Kish's relocation to Massachusetts and related tax reimbursement paid, and estimated tax reimbursement accrued, in the fiscal year, aggregating $121,888, and expenses incurred by the Company in connection with the sale of Mr. Kish's former residence, assumed by the Company by agreement in connection with Mr. Kish's relocation to Massachusetts, aggregating $55,127.

(10) Mr. Kish joined the employ of the Company in June 1994.

(11) Payments consisting of seven and one-half months of salary, at an annualized rate of $200,000 per year.

(12) Mr. Hurley has announced his resignation from the employ of the Company, effective October 6, 1995.

(13) Amount represents interim local living expenses prior to Mr. Crane's relocation to Massachusetts paid, and tax reimbursement for interim local living expenses paid or accrued, in the respective fiscal year.

(14) The amount represents $500,250 paid to Mr. Crane in exchange for his options in LightStream (see footnote 1 above).

(15) Option was unvested at, and terminated upon, Mr. Crane leaving the employ of the Company in June 1995.

     The aggregate incremental cost of personal benefits provided by the Company in each of fiscal 1995, 1994, and 1993 to each of the individuals named in the Summary Compensation Table (other than to Messrs. Conrades, Kish, and Crane), did not exceed the lesser of $50,000 or 10% of the indicated amount of total annual salary and bonus reported for the named individual in the Summary Compensation Table.

  Employment Agreements, Loans, and Separation Pay Arrangements.

     The agreement with Mr. Conrades provides that if his employment is terminated by the Company without cause, the Company will pay him an amount equal to one year's base salary, as full termination benefits. In addition, in the event that he leaves BBN's employ voluntarily during the second year of his employment, he is responsible for reimbursing one-half of any relocation expenses and related tax expenses paid to him.

     Mr. Levy has announced his retirement as an officer and employee of the Company, after 29 years of service. Under an agreement with the Company, upon his retirement, which will be effective November 6, 1995, Mr. Levy will be entitled to receive an aggregate of $200,000 per year for five years and an aggregate of $100,000 per year for an additional five years, as deferred compensation payments. In addition, the exercisability of Mr. Levy's option for 25,000 shares of Common Stock of the Company granted in June 1995 has been accelerated to become exercisable in full on November 3, 1995. Mr. Levy has agreed to be available to consult on a limited basis with the Company, and has agreed not to compete with the Company during the 10-year payment period for deferred compensation. Mr. Levy will continue after November 6, 1995 as a director of the Company and of the operating subsidiaries of the Company. Under the option plan of the Company, Mr. Levy's options will terminate if not exercised within 60 days of the effective date of his retirement, notwithstanding his continuation as a director; Mr. Levy has waived eligibility as a non-employee director to options under the 1986 Plan for the 12-month period following November 6, 1995. Under the option plans of the Company's operating subsidiaries, Mr. Levy's options in the subsidiaries will continue to vest until such time as he no longer provides services to the respective subsidiary.

     In connection with his relocation to Massachusetts to join the employ of the Company, John T. Kish, Jr., a Vice President of the Company and President of BBN Software Products Corporation, a subsidiary of the Company, borrowed from the Company in August 1994 an aggregate of $150,000 to bridge the purchase of a house in Massachusetts pending the sale of his previous home in California. The borrowing is represented by a term note, due in two equal installments on August 1, 1995 and 1996, given by Mr. Kish, which note bears simple interest at 8% per annum. The note also becomes due and payable upon termination of employment. The principal amount currently outstanding is $75,000.

     Mr. Kish's agreement with the Company provides that in the event that he leaves BBN's employ voluntarily during the second year of his employment, he is responsible for reimbursing one-half of any relocation expenses and related tax expenses paid to him.

     As part of the bonus payments made to Mr. Gudonis in the 1995 fiscal year, $88,500 was paid to him to reimburse him for forfeitures under a bonus plan at his former employer. Mr. Gudonis' agreement with the Company provides that in the event that he resigns from BBN during the first four years of employment, he is responsible for reimbursing a prorata share of this payment made to him.

     Stock Option Grants. The table below sets forth information with respect to stock options granted in fiscal year 1995 to the individuals named in the Summary Compensation Table above; the options listed below are reflected in the Summary Compensation Table. Information presented in the table below is with respect to employee stock option plans; neither the Summary Compensation Table above nor the tables on option grants and option exercises below includes information related to the Company's employee stock purchase plan, which is generally available to employees of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL
                                                                                                   REALIZABLE
                                                 INDIVIDUAL GRANTS                              VALUE AT ASSUMED
                        --------------------------------------------------------------------     ANNUAL RATES OF
                            NUMBER OF SHARES                                                          STOCK
                           UNDERLYING OPTIONS                                                  PRICE APPRECIATION
                          GRANTED TO PURCHASE       % OF TOTAL                                         FOR
                            COMMON STOCK OF       OPTIONS GRANTED  EXERCISE                      OPTION TERM(7)
                            BBN OR SPECIFIED      TO EMPLOYEES IN    PRICE      EXPIRATION     -------------------
         NAME           SUBSIDIARIES(1)(2)(3)(4)  FISCAL YEAR(5)   ($/SH)(6)   DATE(2)(3)(4)      5%        10%
----------------------- ------------------------  ---------------  ---------   -------------   --------   --------
George H. Conrades.....    100,000(HRK)                 8.2%        $ 1.00      1/20/05        $ 62,890   $159,374
                           100,000(PLT)                 6.2%          2.00      1/25/05         125,778    318,748
Stephen R. Levy........   25,000(BBN)(8)                4.2%         18.125     6/13/02         184,467    429,887
                           50,000(HRK)                  4.1%          1.00      1/20/05          31,445     79,687
                           50,000(PLT)                  3.1%          2.00      1/25/05          62,889    159,374
John T. Kish, Jr.......    50,000(BBN)                  8.4%         14.125     8/17/01         287,515    670,031
                           15,000(BBN)                  2.5%         18.125     6/13/02         110,680    257,933
                            5,000(HRK)                  0.4%          1.00       2/7/05           3,144      7,969
                            5,000(PLT)                  0.3%          2.00       2/7/05           6,288     15,937
Ralph A. Goldwasser....    40,000(BBN)                  6.5%         18.125     6/13/02         295,148    687,820
                           10,000(HRK)                  0.8%          1.00      1/20/05           6,289     15,937
                           10,000(PLT)                  0.6%          2.00      1/25/05          12,578     31,875
                           20,000(PLT)                  1.2%          3.00       6/8/05          37,734     95,625
Paul R. Gudonis........    50,000(BBN)                  8.4%         18.875     11/16/01        384,145    895,202
                            5,000(HRK)                  0.4%          1.00       2/7/05           3,144      7,969
                           300,000(PLT)                18.6%          2.00      11/16/04        377,337    956,245
                           50,000(PLT)                  3.1%          3.00       6/8/05          94,334    239,061
                            5,000(SPC)                  1.0%          3.50       2/7/05          11,005     27,890

---------------
(1) Bolt Beranek and Newman Inc. is designated in the table as "BBN"; BBN HARK Systems Corporation, a wholly-owned subsidiary of BBN, is designated in the table as "HRK"; BBN Planet Corporation, a majority-owned subsidiary of BBN, is designated in the table as "PLT"; and BBN Software Products Corporation, a wholly-owned subsidiary of BBN, is designated in the table as "SPC".

(2) The 50,000 share options for BBN shares granted to Messrs. Kish and Gudonis were granted under the Company's 1986 Stock Incentive Plan. These BBN stock options are exercisable as to 30% after two years from grant, an additional 30% after three years, and the remainder after four years from grant, if the optionee is employed at the respective date. The options were granted for a term of 7 years.

(3) All other BBN options granted in fiscal 1995 to named individuals vest 25% after one year from grant, an additional 25% after two years, an additional 25% after three years, and the remainder after four years from grant, if the optionee is employed at the respective date. These options were each granted for terms of 7 years. In general, all BBN options, including the options to Messrs. Kish and Gudonis, are subject to termination 60 days following termination of the optionee's employment (180 days, in the event of death). All BBN options were granted at fair market value (closing price of the Company's Common Stock on the New York Stock Exchange) at date of grant. The exercise price and tax withholding obligations related to exercise may in certain cases be paid by delivery of already-owned shares or by offset of the underlying shares, subject to certain conditions.

(4) All subsidiary options granted in fiscal 1995 vest as to 25% after one year from grant, an additional 25% after two years, an additional 25% after three years, and the remainder after four years from grant, if the optionee is employed at the respective date. None of the options are exercisable until 90 days after the respective company's stock becomes publicly traded. The options were each granted for terms of 10 years, subject to termination 60 days following termination of the optionee's employment (180 days, in the event of death), or if later, 90 days after the company's stock becomes publicly traded. In general, options were granted at the estimated fair value of the company's stock at the date of grant. The exercise price and tax withholding obligations relating to exercise may in certain cases be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(5) Percentage figure is of the total options of shares of the respective company granted in the fiscal year.

(6) Under the terms of the company's stock option plans, the Committee or the respective board retains the discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(7) Gains are calculated net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, in stock option exercises are dependent upon the future performance of the respective common stock, as well as the optionee's continued employment through the vesting period, and for subsidiary options, on the respective company's stock becoming publicly traded during the option period. The amounts reflected in these columns may not necessarily be achieved.

(8) Under the retirement agreement entered into with Mr. Levy, the exercisability of Mr. Levy's option for 25,000 shares of Common Stock of the Company granted in June 1995 has been accelerated to become exercisable in full on November 3, 1995.

     Stock Option Exercises and Options Outstanding. The table below sets forth information with respect to stock options exercised by the individuals named in the Summary Compensation Table in fiscal year 1995, and the number and value of unexercised options held by such persons on June 30, 1995.

        OPTION EXERCISES IN FISCAL YEAR 1995 AND YEAR-END OPTION VALUES

                                                                COMPANY AND NUMBER OF SHARES        VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS
                                                                       JUNE 30, 1995                  AT JUNE 30, 1995
                                                             ----------------------------------  ---------------------------

                                      SHARES
                                    ACQUIRED ON    VALUE                      EXERCISABLE/              EXERCISABLE/
               NAME                  EXERCISE     REALIZED   COMPANY(1)       UNEXERCISABLE             UNEXERCISABLE
----------------------------------  -----------   --------   ----------   ---------------------  ---------------------------
George H. Conrades................       -0-        --       BBN          350,000       450,000  $5,250,000(2)    $6,750,000(2)
                                                                HRK             0       100,000           0                 (3)
                                                                PLT             0       100,000           0                 (3)
                                                                SPC             0(4)    100,000           0(4)              (3)
Stephen R. Levy...................       -0-        --       BBN          154,500(5)     73,000   3,456,938(2)(5)  1,305,250(2)
                                                                HRK             0        50,000           0                 (3)
                                                                PLT             0        50,000           0                 (3)
                                                                SPC             0(4)     50,000           0(4)              (3)
John T. Kish, Jr..................       -0-        --       BBN                0        65,000           0          801,250(2)
                                                                HRK             0         5,000           0                 (3)
                                                                PLT             0         5,000           0                 (3)
                                                                SPC             0(4)    300,000           0(4)              (3)
Ralph A. Goldwasser...............     5,000      $67,500    BBN           24,000        71,000     537,000(2)       914,250(2)
                                                                HRK             0        10,000           0                 (3)
                                                                PLT             0        30,000           0                 (3)
                                                                SPC             0(4)      7,000           0(4)              (3)
Paul R. Gudonis...................       -0-        --       BBN                0        50,000           0          425,000(2)
                                                                HRK             0         5,000           0                 (3)
                                                                PLT             0       350,000           0                 (3)
                                                                SPC             0         5,000           0                 (3)
William S. Hurley.................       -0-        --       BBN            6,000(6)     14,000     129,750(2)(6)    247,750

---------------
(1) Bolt Beranek and Newman Inc. is designated in the table as "BBN"; BBN HARK Systems Corporation, a wholly-owned subsidiary of BBN, is designated in the table as "HRK"; BBN Planet Corporation, a majority-owned subsidiary of BBN, is designated in the table as "PLT"; and BBN Software Products Corporation, a wholly-owned subsidiary of BBN, is designated in the table as "SPC".

(2) Represents the difference between the closing price of the Company's Common Stock on June 30, 1995 and the exercise price of the options.

(3) All of these options are unexercisable until following public trading of the related common stock, and no public market currently exists for the shares underlying these options. Accordingly, no value in excess of the exercise price has been attributed to these options.

(4) Options are 25% vested, but are not exercisable until following public trading of the related common stock, and no public market currently exists for the shares underlying these options.

(5) These options were exercised by Mr. Levy in September 1995, with a value realized (representing the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the options) of $4,808,812.50.

(6) These options were exercised by Mr. Hurley in August 1995, with a value realized of $175,500.

     Change-of-Control Arrangements. The Company has termination agreements with the individuals named in the Summary Compensation Table above (other than Messrs. Hurley and Crane), which agreements obligate the respective employee to remain in the employ of the Company during the pendency of any change-of-control proposal. In consideration for such agreement, the Company agrees to pay severance benefits to each such individual, consisting of payment of approximately three times his then most recent five-year average annual salary and cash bonus, together with certain other benefits (including the acceleration of the exercisability of outstanding stock options and continued participation for 1 year in accident and health insurance) and payment of an amount equal to a "gross-up" payment with respect to any excise taxes payable by the individual as a result of the severance benefits. The benefits are payable in the cases of Messrs. Conrades and Levy only if his employment terminates (including a voluntary termination on his part) for any reason other than death, disability, normal retirement, or as the result of commission by him of a felony; the benefits are payable in the case of each of the other named individuals only if his employment is terminated by the Company for any reason other than for "cause" or is terminated by such individual as the result of specified justification, in all cases during a period of two years following a "change of control" of the Company. A change of control is defined to include the acquisition of 30% or more of the Company's then-outstanding stock, and other changes of control as determined by regulatory authorities. Such severance payments would not be reduced for compensation received by the individual from any new employment. The agreements provide that after five years, the change-of-control payment rights may be canceled by the Company by notice given more than 30 days prior to the change of control. The five-year period has run for each of Messrs. Levy and Goldwasser. Under the agreements, based upon the average annual compensation paid by the Company to the individual with respect to the last five calendar years or shorter period he has been with the Company (and assuming no gross-up payment), change-of-control cash severance payments would, if payable, be approximately $1,200,000, $1,110,000, $1,050,000,
$495,000, and $750,000, respectively, for Messrs. Conrades, Levy, Kish, Goldwasser, and Gudonis. The agreement with Mr. Levy has terminated as a result of his retirement from the employ of the Company effective November 6, 1995.

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                        ON ANNUAL EXECUTIVE COMPENSATION

     (The following Report of the Compensation and Stock Option Committee on Annual Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.)

     Report. The Compensation and Stock Option Committee of the Board of Directors (the "Committee") was composed in fiscal 1995 of three outside directors, none of whom was an officer or employee of the Company.

     The Committee is responsible for setting and administering policies which relate to executive compensation and to the incentive compensation and stock ownership programs of the Company, and in that regard, the Committee on an annual basis reviews and evaluates the Company's executive compensation programs. The

Company's executive compensation is also subject to periodic review, and approval as to reasonableness, by an audit agency of the Department of Defense.

     The objectives of the Company's executive compensation program are to attract and retain the highest caliber of executive talent, to motivate the individual to achieve the goals inherent in the Company's business strategies, to link executive and stockholder interests through incentive and equity-based plans, and to provide a compensation package that recognizes individual contributions as well as the financial results of operations. The executive bonus and BBN stock option portions of the Company's executive compensation package are designed to correlate individual performance with operating income and stockholder value, and represent in the aggregate a compensation strategy under which a significant portion of executive compensation (depending on the bonus and option awards) may be predicated upon achievement of specified financial goals. The subsidiary option portion of the executive compensation package is designed to encourage an entrepreneurial interest of the executive in, and a collaboration among executives in, the developing subsidiaries of the Company, aligning management's interest in the successful development of the subsidiaries to the overall, long-term interests of the Company's stockholders.

     The key elements of the Company's executive compensation package are base salary, incentive bonus, and stock options. The Committee establishes the base salary of Mr. Conrades and approves the salaries of the other executive officers, including the executive officers named in the Summary Compensation Table; the Committee establishes the performance-based bonus plan for Mr. Conrades; the Committee at the end of the fiscal year reviews incentive bonus awards proposed by Mr. Conrades under the general bonus program for all of the executive officers other than Mr. Conrades (the Committee and Mr. Conrades jointly reviewed the individual performances of each executive officer other than Mr. Conrades, and the Committee gave significant consideration to Mr. Conrades' views on the performance of each such executive officer); and the Committee during the fiscal year, but not on a fixed schedule, awards all BBN stock options, and reviews all stock options granted by subsidiaries. The Committee's policies with respect to each of these elements, including the basis for the compensation awards to Mr. Conrades, are discussed below.

     Base Salaries. The base salary for Mr. Conrades was determined by direct negotiations with Mr. Conrades at the time of his hiring in December of 1993, with reference to the then-existing marketplace for executive ability and experience comparable to Mr. Conrades'. The base salary amount, as established in 1993, was continued for fiscal year 1995. In determining what the Committee was willing to approve as a base salary for Mr. Conrades, the Committee focused on the subjective factor of the importance to the Company of having a chief executive officer with an outstanding business and marketing history who could provide the leadership necessary to improve the Company's performance. (Mr. Conrades also received in fiscal 1994 and fiscal 1995 relocation expenses reimbursement and other non-recurring benefits in connection with his hiring and relocation.)

     Base salaries for other executive officers of the Company are determined by evaluating subjective factors, including the responsibilities of the position and the experience of the individual, and by referring to the marketplace for executive talent, including a comparison to base salaries for comparable positions with other corporations. In this latter connection, the Committee avails itself of internal, Company-prepared reports, which are based upon major published surveys on salaries (including the American Electronics Association Executive Compensation Survey, the Sibson & Company, Inc. Management Compensation Survey, certain William M. Mercer, Incorporated industry surveys, and the Towers, Perrin Executive Compensation Survey), comparing the Company's executive salaries to survey information on compensation for like positions in public (primarily high technology) corporations of similar size. The Company believes that to be competitive, the mid-point of the salary range for each of the Company's executive categories should be at or near the 50th percentile of the surveyed companies. (The companies in the surveys include some of, but are not the same as, the companies in the peer group index in the Comparison of Five-Year Cumulative Total Return graph included elsewhere in this Proxy Statement.)

     Annual salary adjustments, if any, are determined by the subjective evaluation of each executive officer's performance, with consideration given to the performance of the Company for the preceding year, the responsibilities of the individual, and in the case of officers with responsibility for operating units, the perceived strategic importance of the unit to the future performance of the Company.

     Incentive Compensation Plans. Provisions have been made since 1970 to pay bonuses pursuant to bonus plans of the Company. The general bonus program in effect for fiscal 1995 provided for cash bonuses, in varying amounts, to be paid out of separate bonus pools for the staffs of the operating units of the Company (BBN Systems and Technologies Division, BBN Software Products Corporation, BBN Planet Corporation, and BBN HARK Systems Corporation), for the staff of the Corporate Services unit, and for the members of the executive management staff of the Company (including the CEO) not covered by one of the other plans. The operating units plans provide for separate bonus pools equal to specific percentages of the respective operating unit's operating income (as defined) over fixed targeted amounts; the corporate staff plan provides for a pool equal to a fixed percentage (5%) of the aggregate total bonus pools of the operating units of the Company; and the executive management staff plan provides for a bonus pool equal to 10% of the amount by which operating income (as defined) of the Company for the fiscal year exceeds 10% of the average shareholders' equity (as defined) for the fiscal year. The determination of operating income and average shareholders' equity may be adjusted by the Committee to exclude the effect of transactions which, in the Committee's judgment, do not reflect the operations of the Company. (Notwithstanding the formulas, the bonus program provides for maximum limits on the bonus pools, and provides a mechanism for the Board of Directors to establish a discretionary pool, when a formula would otherwise result in a more limited bonus pool or no bonuses.) The amount awarded to any individual for a fiscal year may not exceed 100% of the employee's base salary for the fiscal year.

     Within the bonus pools under the Company's general bonus program, individual bonuses to executive officers are determined by the subjective evaluation of the individual's contribution to the specific unit's performance for the year. No bonus was paid to Mr. Conrades, or to any other executive officer of the Company other than Messrs. Goldwasser, Hurley, and Crane, for fiscal 1995 under the general bonus program of the Company.

     Upon his hiring, the Committee established an incentive bonus plan for Mr. Conrades under which he is eligible to receive an annual bonus equal to $100,000 if the Company achieves a positive net income (after tax, and after taking into account such bonus) on a quarterly basis; an additional $100,000 if the Company achieves a positive net income of at least $0.25 per share on a quarterly basis; and an additional $200,000 if the Company achieves a positive net income of at least $0.50 per share on a quarterly basis, in each case for a number of consecutive quarters that would indicate that it would be reasonable to expect the respective earnings would continue. The bonus level achieved for each fiscal year, as well as the number of quarters to be taken into account in each determination under the plan, is to be made by the Committee. No bonus was paid under this plan to Mr. Conrades for fiscal 1995.

     Messrs. Kish and Gudonis had guaranteed bonuses ($125,000 and $50,000 per year, respectively) for fiscal 1995 provided as part of their compensation package agreed to at the time of their employment. In addition, each had performance bonus provisions for fiscal 1995 as part of their compensation package, but no additional amounts were payable under these provisions.

     Stock Option Plans. Under the BBN stock option plans, stock options are granted from time to time but not on a fixed schedule to key persons, including executive officers of the Company. The Committee selects the option recipients and sets the size of stock option awards based upon subjective factors, including primarily the perceived importance of the individual's contribution to the success of the Company, similar to the subjective factors considered in setting base salary, and upon the amount of and value of options currently held by the individual. The Committee also takes into consideration in granting options to executive officers the relationship of the number of options held by each of the executive officers to a subjective rating of the degree of responsibility of the position held by each officer compared to that of the other executive officers. While not having a target ownership level of Common Stock by executive officers, the Committee has endeavored to motivate executives by granting options at levels that present executives with an opportunity for significant gains, commensurate with gains in stockholder value.

     Stock options are designed to align the interests of the recipients with those of the stockholders of the Company. Stock options are typically granted by the Company with an exercise price equal to the market price of the Company's Common Stock on the date of grant. The options generally vest over four years. Accordingly, the full benefit of the options is realized when stock price appreciation occurs over an extended period.

     The Company, as majority shareholder of BBN Planet Corporation and as sole shareholder of BBN Software Products Corporation and BBN HARK Systems Corporation, has approved stock option plans of those subsidiaries, under which options for shares of the subsidiary's common stock are granted to employees of the subsidiary or of the Company, including executive officers of the Company, and to the presidents of the other subsidiaries of the Company. The Committee reviews the aggregate number of options granted by each subsidiary's board of directors, and reviews individually options granted by each such board to executive officers of the Company and to the presidents of other subsidiaries. The Committee's review of the option recipients and the size of subsidiary stock options awarded to executive officers of the Company is premised upon subjective factors, including primarily the anticipated support to be provided to the subsidiary by the executive officer and the perceived importance of the individual's contribution to the success of the subsidiary's development. The Committee's review of the size of subsidiary stock options awarded to the presidents of other subsidiaries is premised upon subjective factors, including primarily the desire to encourage collaboration among the subsidiaries and with the Company, for the benefit of the Company as a whole. While the subsidiary options generally vest over four years, they are not exercisable until after the subsidiary's stock becomes publicly traded. Accordingly, the Committee believes that the benefit of the option is not realizable by the executive officer until the subsidiary has become public and the Company and its stockholders have realized the benefits of that event. Under the current subsidiary option programs, stock of the Company's participating subsidiaries reserved for issuance under option awards is approximately 8% to 12% of the respective subsidiary's currently outstanding stock. It is anticipated by the Committee that subsidiary stock option programs (which may be similar to, or different from, the current programs) would be instituted in the future for new subsidiaries of the Company, as appropriate and with terms in each case depending on subjective factors such as the size of the subsidiary and its stage of development.

     In connection with the hiring by the Company of Mr. Conrades in fiscal 1994, and based upon what the Committee deemed necessary and appropriate for the hiring of a person of the capability and experience of Mr. Conrades, he received options for 800,000 shares of BBN Common Stock and 100,000 shares of BBN Software Products Corporation common stock and 100,000 shares of common stock of LightStream Corporation. Since his hiring, Mr. Conrades has received options for 100,0000 shares of each of BBN Planet Corporation and BBN HARK Systems Corporation. Mr. Conrades is chairman of the board of each of the Company's operating subsidiaries. The grant of subsidiary options to Mr. Conrades was based upon the subjective view of the contributions to the operations of the subsidiaries expected to be provided by Mr. Conrades. At June 30, 1995, Mr. Conrades owned 27,202 shares of Common Stock of the Company, exclusive of exercisable stock options, and had options granting him the right to acquire an additional 800,000 shares of Common Stock of the Company, which options are exercisable in full by December 1997; and 100,000 shares of common stock of BBN Software Products Corporation, 100,000 shares of common stock of BBN Planet Corporation, and 100,000 shares of common stock of BBN HARK Systems Corporation, which subsidiary options vest over periods ending not later than in January 1999, but are not exercisable until after the subsidiary's common stock becomes publicly traded. In addition, Mr. Conrades owns $50,000 principal amount of the Company's 6% Convertible Subordinated Debentures due 2012.

     In January 1995, the Company's majority-owned subsidiary LightStream Corporation sold substantially all of its assets for approximately $120,000,000 in cash. In connection with that transaction, stock options held in LightStream by Mr. Conrades and certain other executive officers of the Company were canceled by agreement, without payment to the individuals. Stock options held by LightStream employees were, in general, exchanged in that transaction for a cash payment from LightStream.

     Section 162(m) of the Internal Revenue Code. Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking a deduction, for the tax year beginning in 1994 or subsequent years, for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid executive officers in office on the last day of the tax year. Certain performance-based compensation, however, is specifically exempted from the deduction limit. In late 1993, the Internal Revenue Service issued proposed regulations implementing this legislation. These regulations have been amended in proposed form but have not been finalized.

     The fiscal 1995 cash compensation paid by the Company did not, and the fiscal 1996 cash compensation to be paid to the specified individual executive officers of the Company is not expected to, exceed in any case the $1 million figure. Further, stock options and any stock appreciation rights granted under the Company's 1986 Stock Incentive Plan are intended to qualify as performance-based compensation, with the intended result that option and SAR exercises under the 1986 Plan not be affected by the deduction limit as it may apply in the future. The Committee will continue to assess the implications of the new legislation on executive compensation to determine what action, if any, may be appropriate in the Company's case. In adopting and administering executive compensation plans and arrangements, the Committee will consider whether the deductibility of such compensation will be limited under Section 162(m) of the Internal Revenue Code and, in appropriate cases, will strive to structure such compensation so that any such limitation will not apply.

     Conclusion. The programs described above are intended to link a significant portion of the Company's executive compensation to individual performance and to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and improvement in stockholder value, recognizing that economic factors beyond management's control may result in imbalances for particular periods, but that consistent improvement in corporate performance over the long term would inure to the mutual benefit of the Company's executives and its stockholders.

     The foregoing report has been furnished by the members of the Committee during fiscal 1995, Ms. Fjeldstad and Messrs. Hatsopoulos and Wellington.

                         COMPARATIVE STOCK PERFORMANCE

     (The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.)

     Set forth below is a line graph comparing the performance of the Company's
Common Stock against the S&P Composite -- 500 Stock Index, and the S&P High
Technology Composite Index for the five-year period commencing July 1, 1990 and ending June 30, 1995.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                   BBN'S COMMON STOCK, S&P COMPOSITE 500, AND
                     S&P HIGH TECHNOLOGY COMPOSITE INDICES

 MEASUREMENT PERIOD
(FISCAL YEAR COVERED)                    BBN            S&P 500      S&P HIGH TECH
6/30/90                                 100.00          100.00          100.00
6/30/91                                 146.45          107.40           94.11
6/30/92                                  94.32          121.80           99.90
6/30/93                                 164.23          138.40          116.68
6/30/94                                 246.35          140.35          126.36
6/30/95                                 561.99          176.94          205.59


* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on June 30, 1990; also assumes the reinvestment of any dividends. Composite figures are weighted, based upon the average of month-end market capitalization.


                             SHAREHOLDER PROPOSALS

     In order for any proposal which a shareholder intends to present at the 1996 Annual Meeting of the Company to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Clerk of the Company at the Company's office in Cambridge, Massachusetts no later than May 31, 1996.

                                    GENERAL

     The Board of Directors does not know of any business to be presented for action by the shareholders at the Annual Meeting additional to that referred to in the accompanying notice (other than procedural matters, including waiver of the reading of the notice and of the minutes of the prior annual meeting). However, if any additional matters properly come before the Annual Meeting, including rules for the conduct of the meeting, it is the intention of the persons named as proxies to vote the shares to which the proxy relates in accordance with their judgment on such matters, unless instructed to the contrary.

     The expenses of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may communicate directly or by mail, telephone, or other communication methods with shareholders to solicit proxies. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding solicitation material to their principals. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies, and will pay that firm a fee of approximately $5,000 plus expenses.

                                                                       EXHIBIT A

                              SECTION 6(M) OF THE
                          BOLT BERANEK AND NEWMAN INC.
                           1986 STOCK INCENTIVE PLAN1

     Section 6(m) of the Bolt Beranek and Newman Inc. 1986 Stock Incentive Plan, as existing and as proposed to be amended, is as follows:

m. Options Granted to Non-employee Directors. Subject to the limits and adjustment provisions set forth in Section 3, each Non-employee Director serving in such position on the third business day following the date of each annual meeting of the stockholders of the Company (such third day being hereinafter referred to as the "determination date") shall be granted effective as of the determination date a Non-Qualified Stock Option covering 3,000 shares of Stock. The option price under such Stock Option shall be the fair market value of the Stock on the determination date. If, on account of the limit set forth in the second sentence of Section 3(a), there are insufficient shares as of any determination date to permit the grant of a Stock Option covering 3,000 shares (as adjusted) to each Non-employee Director then eligible for a grant, the number of shares available for grant shall be allocated evenly (disregarding any fractional shares) among the Non-employee Directors then eligible for a grant (an "incomplete grant"), and if additional shares later become available under said limit while any such Non-employee Director who received an incomplete grant remains a Non-employee Director and during the terms of the Plan, such Non-employee Director shall be granted automatically upon such availability a supplemental Non-Qualified Stock Option covering a number of shares equal to the lesser of (a) 3,000 shares (appropriately adjusted pursuant to Section 3) less the number of shares (as so adjusted) covered by the incomplete grant, or (b) the number of shares then available under Section 3, subject to allocation among Non-employee Directors in accordance with the preceding provisions of this paragraph. The option price of any supplemental Stock Option shall be the fair market value of the Stock on the date of grant (i.e., the date of the availability of additional shares).

   Each Stock Option granted under this subsection (m) may be exercised as follows:

   (1) (A) 25% of the shares subject to such Stock Option may be purchased commencing one year after the date of grant, and

        (B) an additional 25% of such shares may be purchased commencing on the second, third, and fourth anniversaries of the date of grant; and

   (2) subject to (1) above, such Stock Option may only be exercised during the five-year period beginning on the date the Stock Option is granted.

   To the extent that a Stock Option granted hereunder to a Non-employee Director is not exercised when it initially becomes exercisable, it shall be carried forward and be exercisable until the expiration of the term of such Stock Option as described in (2) above; provided, that if the Non-employee Director ceases to be a Director for any reason other than death, mandatory retirement by reason of age, or Disability, any Stock Option held by such Non-employee Director may thereafter be exercised, as to that portion of the Stock Option which was exercisable immediately prior to the date the optionee ceased to be a Director, only within the three-month period beginning from such date (but in no event beyond the five-year term described in (2) above); and further provided, that if a Non-employee Director ceases to be a Director by reason of death, mandatory retirement by reason of age, or Disability, any Stock Option held by such Non-employee Director immediately prior to [death] his or her so ceasing to be a Director, whether or not then exercisable, shall be exercisable in whole or in part at any time within the three-month period beginning

---------------

1Language in brackets and lined through [--] is proposed to be deleted; language underscored is proposed to be added.

 from the date [of death] on which the individual so ceased to be a Director (but in no event beyond the five-year term described in (2) above) and then shall terminate.

 All options granted under this subsection (m) may be exercised by delivery of cash and/or Stock.

 Non-employee Directors shall not be granted any Award or Grant under this Plan (including any Stock Appreciation Right or Supplemental Grant) other than Stock Options as specifically provided hereunder.

                          BOLT BERANEK AND NEWMAN INC.

                       ANNUAL MEETING - NOVEMBER 6, 1995

P
R             The undersigned hereby appoints George H. Conrades and Nancy J.
O    Nitikman as proxies and each or either of them as proxy with full power of
X    substitution to each, to vote and act at the Annual Meeting of Shareholders
Y of Bolt Beranek and Newman Inc. (notice and proxy statement in respect of which have been received by the undersigned) and at any and all adjournments thereof, upon and in respect of all shares of Common Stock as to which the undersigned may be entitled to vote or act, with all powers the undersigned would possess if personally present. The proxies are hereby instructed upon the matters specified in the notice of the meeting as indicated on the reverse side. The proxies are hereby instructed to vote in their discretion upon such other business as may properly come before the meeting.


              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED, AND IF NO INSTRUCTION IS INDICATED, WILL BE VOTED FOR ELECTING DIRECTORS AS SET FORTH IN ITEM (1), AND FOR PROPOSALS (2), (3), (4), AND
     (5).



                                                                SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/  Please mark
     votes as in
     this example


1.       Electing all the nominees listed
         below (or if any nominee is not
         available for election, such
         substitute as the Directors may
         designate).


NOMINEES: as Class III Directors:  Lucie J.
Fjeldstad, Andrew L. Nichols

         FOR              WITHHOLD
         BOTH             FROM BOTH
         NOMINEES         NOMINEES

           / /              / /


/ /
    ------------------------------------------------
    For both nominees except as noted above


                                                   FOR      AGAINST      ABSTAIN

2.      Authorizing amendment to the               / /        / /          / /
        Company's 1986 Stock Incentive Plan
        relating to an increase in number of
        shares available.

                                                   FOR      AGAINST      ABSTAIN

3.      Authorizing amendments to the              / /        / /          / /
        Company's 1986 Stock Incentive Plan
        relating to options for non-employee
        Directors.

                                                   FOR      AGAINST      ABSTAIN

4.      Authorizing amendment to the               / /        / /          / /
        Company's Restated Articles of
        Organization to change the corporate
        name.

                                                   FOR      AGAINST      ABSTAIN

5.      Ratifying the selection of Coopers &       / /        / /          / /
        Lybrand L.L.P. as auditors of the
        Company.



                 MARK HERE
                 FOR ADDRESS                       DISCONTINUE
                 CHANGE AND                        MULTIPLE
                 NOTE AT LEFT    / /               MAILINGS    / /


Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature:                                       Date
           -------------------------------            --------------------
Signature:                                       Date
           -------------------------------            --------------------

VOTING INSTRUCTIONS                                          VOTING INSTRUCTIONS

                 BOLT BERANEK AND NEWMAN INC. RETIREMENT TRUST
                                 BBN STOCK FUND

P
R             Please return this card in the enclosed postage paid envelope to
O    The First National Bank of Boston, P.O. Box 1628, Boston, Massachusetts
X    02105.
Y
              The undersigned directs the Trustees of the Bolt Beranek and
     Newman Inc. Retirement Trust to vote the shares of BBN Common Stock, represented by the undersigned's fractional interest in the Trust's BBN Stock Fund, at the Annual Meeting of Shareholders of Bolt Beranek and Newman Inc. to be held in the Enterprise Room, 5th Floor, State Street Bank Building, 225 Franklin Street, Boston, Massachusetts, on Monday, November 6, 1995, at 10:30 a.m. The Trustees are further authorized to vote such shares upon the matters specified in the notice of the meeting as indicated on the reverse side and, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof. The Trustees are authorized to vote such shares in person or by proxy.

              THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY BY THE TRUSTEES. SHARES OF BBN COMMON STOCK HELD IN THE BBN STOCK FUND FOR WHICH NO DIRECTIONS ARE TIMELY RECEIVED WILL BE VOTED BY THE TRUSTEES IN PROPORTION TO THOSE SHARES FOR WHICH THEY DO RECEIVE TIMELY VOTING INSTRUCTIONS.




                                                                SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/  Please mark
     votes as in
     this example


1.       Electing all the nominees listed
         below (or if any nominee is not
         available for election, such
         substitute as the Directors may
         designate).


NOMINEES: as Class III Directors:  Lucie J.
Fjeldstad, Andrew L. Nichols

         FOR              WITHHOLD
         BOTH             FROM BOTH
         NOMINEES         NOMINEES

           / /              / /


/ /
    ------------------------------------------------
    For both nominees except as noted above


                                                   FOR      AGAINST      ABSTAIN

2.      Authorizing amendment to the               / /        / /          / /
        Company's 1986 Stock Incentive Plan
        relating to an increase in number of
        shares available.

                                                   FOR      AGAINST      ABSTAIN

3.      Authorizing amendments to the              / /        / /          / /
        Company's 1986 Stock Incentive Plan
        relating to options for non-employee
        Directors.

                                                   FOR      AGAINST      ABSTAIN

4.      Authorizing amendment to the               / /        / /          / /
        Company's Restated Articles of
        Organization to change the corporate
        name.

                                                   FOR      AGAINST      ABSTAIN

5.      Ratifying the selection of Coopers &       / /        / /          / /
        Lybrand L.L.P. as auditors of the
        Company.



                 MARK HERE
                 FOR ADDRESS                       DISCONTINUE
                 CHANGE AND                        MULTIPLE
                 NOTE AT LEFT    / /               MAILINGS    / /


Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature:                                       Date
           -------------------------------            --------------------
Signature:                                       Date
           -------------------------------            --------------------